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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NEW COMMERCE BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock
	(2)	Aggregate number of securities to which transaction applies: 1,234,500
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $18.00
	(4)	Proposed maximum aggregate value of transaction: $20,105,580
	(5)	Total fee paid: $2,367

*Filing fee based on the maximum aggregate merger consideration of $20,105,580, which includes the payments to holders of options and warrants granted by New Commerce in exchange for the cancellation of such options and warrants.

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NEW COMMERCE BANCORP
501 New Commerce Court
Greenville, South Carolina 29607

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

        On December 16, 2004, we entered into a merger agreement with SCBT Financial Corporation, which was amended effective January 20, 2005. All references to the Agreement and Plan of Merger or merger agreement in this proxy statement shall include the amendment. Copies of the Agreement and Plan of Merger and the amendment are attached as Appendix A. Pursuant to the merger agreement, we will merge our operations with and into South Carolina Bank & Trust, N.A., a wholly-owned subsidiary of SCBT. We are sending you this proxy statement to ask you to vote in favor of the merger agreement and merger and related matters at the special meeting to be held at Holly Tree Country Club, 500 Golf Club Drive, Simpsonville, S.C. 29681 on March 23, 2005, at 4:00 p.m., local time.

        If the merger agreement is approved and the merger is completed, each share of our common stock will be converted into the right to receive $18.00 in cash. The merger requires the receipt of bank regulatory approval and the approval and adoption by the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock. You should read this entire proxy statement carefully because it contains important information about the merger and the merger agreement.

        After careful consideration, our board of directors has unanimously approved the merger agreement and has determined that the merger and the related transactions are fair to and in the best interests of New Commerce BanCorp and our shareholders. Our board of directors recommends that you vote FOR the proposal to approve the merger agreement. You can vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

        Our board of directors has established the close of business on February 3, 2005 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the special meeting. Our shareholders are entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act of 1988, a copy of which is attached as Appendix B.

        Your vote is important. Whether or not you plan to attend the special meeting in person, please take the time to vote your shares by completing, signing, and dating the enclosed proxy card and promptly returning it in the accompanying postage-paid envelope. If you do not vote, it will have the same effect as voting against the merger agreement and the merger.

Sincerely,

Frank W. Wingate President and Chief Executive Officer

This proxy statement is dated February 10, 2005 and is first being mailed to shareholders on or about February 15, 2005.

NEW COMMERCE BANCORP
501 New Commerce Court
Greenville, South Carolina 29607

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:	March 23, 2005
Time:	4:00 p.m.
Place:	Holly Tree Country Club 500 Golf Club Drive Simpsonville, S.C. 29681

To New Commerce shareholders:

        A special meeting of our shareholders will be held at 4:00 p.m., local time on March 23, 2005 at Holly Tree Country Club, 500 Golf Club Drive, Simpsonville, S.C. 29681, for the following purposes:

  1.
  Proposal to Approve the Merger Agreement. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 16, 2004, between SCBT Financial Corporation and New Commerce BanCorp, pursuant to which SCBT will acquire us. A copy of merger agreement is attached as Appendix A;

  2.
  Proposal to Authorize Adjournment of the Special Meeting. To consider and vote on a proposal to authorize management to adjourn the special meeting of shareholders to allow time for the further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement; and

  3.
  Other Business. To transact any other business as may properly come before the meeting or any adjournment or postponement.

        Only shareholders of record at the close of business on February 3, 2005 are entitled to vote at the special meeting and at any adjournment or postponement. If the merger agreement is approved and the merger is completed, you will have the right to dissent from the merger and obtain payment in cash of the "fair value" of your shares of common stock. Your right to dissent is conditioned upon your compliance with the South Carolina statutes regarding dissenters' rights. The full text of these statutes is attached as Appendix B to this proxy statement and a summary of the provisions can be found under the caption "Dissenters' Rights."

        You are cordially invited to attend the meeting. Your vote is important to ensure your representation at the meeting. Whether or not you are planning to attend the meeting, please complete, date, and sign the enclosed proxy card and return it promptly. The delivery of the proxy does not preclude you from voting in person if you attend the meeting. If you do not vote, it will have the same effect as voting against the merger agreement and the merger. If you do desire to revoke your proxy, you may do so at any time before the vote as discussed on page 7 below.

        Our board of directors recommends that you vote "FOR" the merger agreement and authorization to adjourn.

By Order of the Board of Directors

Marshall Collins Chairman of the Board February 10, 2005

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.
What am I being asked to vote on?

A.
You are being asked to approve the acquisition of New Commerce and its subsidiary, New Commerce Bank, N.A., by South Carolina Bank & Trust, N.A., a wholly-owned subsidiary of SCBT, through a proposed merger transaction, as more fully described in this proxy statement. In addition, you are being asked to grant authority to management to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger agreement.

Q.
What will happen in the merger?

A.
To complete the merger, SCBT Interim Corporation, a wholly-owned subsidiary of South Carolina Bank & Trust, N.A., will merge with and into New Commerce. Immediately thereafter, New Commerce and New Commerce Bank, N.A. will merge with and into South Carolina Bank & Trust, N.A. You will be entitled to receive the merger consideration, as described below, for each share of our common stock that you hold.

Q.
What will I receive in the merger?

A.
If the merger agreement is approved and the merger is subsequently completed, each share of our common stock that you hold will be converted into the right to receive $18.00 in cash.

Q.
Does the board of directors recommend the approval of the merger?

A.
Yes. Our board of directors has unanimously approved the merger and recommends that you vote FOR the approval of the merger and the merger agreement. The board of directors considered many factors in deciding to recommend the approval of the merger, including the risk of remaining independent, the value of the merger consideration as compared to remaining independent, the fairness opinion of our independent financial advisor, Triangle Capital Partners, LLC, and the premium to the then current market price of New Commerce common stock represented by the merger consideration. See Proposal No. 1—The Merger—Opinion of Triangle Capital Partners, LLC beginning on page 17 and Appendix C.

Q.
What vote is required to approve the merger?

A.
Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of our outstanding common stock.

Q.
What is the effect if I abstain or fail to give instructions to my broker?

A.
If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote. Broker non-votes are also counted as part of the quorum. A broker non-vote occurs when brokers or other nominees holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the meeting. Because the approval of the merger requires the affirmative vote of two-thirds of our outstanding common stock, however, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

Q.
What rights do I have if I oppose the merger?

A.
You can vote against the merger by indicating a vote against that proposal on your proxy card and signing and mailing your proxy card, or by voting against the merger in person at the meeting. The failure to submit a proxy or vote at the meeting will have the same effect as a vote against the adoption and approval of the merger agreement. Under South Carolina law, holders of our common stock are entitled to dissent from the merger and obtain payment of the fair value of their shares if the transaction is consummated. Copies of the dissenters' statutes are attached as Appendix B to this proxy statement.

Q.
Should I send in my stock certificates now?

A.
No. After the merger is completed, you will receive a transmittal form and written instructions on how to exchange your stock certificates for the merger consideration.

Q.
If the merger is completed, when can I expect to receive the merger consideration for my shares?

A.
The exchange agent will arrange for the payment of the merger consideration to be sent to you as promptly as practicable after the consummation of the merger and following receipt of your stock certificates and other required documents.

Q.
When do you expect the merger to be completed?

A.
If all required regulatory approvals are received and our shareholders approve the merger agreement, we expect that the merger will be effective during the second quarter of 2005. The merger will become effective on the date and at the time specified in the articles of merger filed with the Secretary of State of the State of South Carolina. In this proxy statement, we refer to the date and time the merger becomes effective as the "effective time." Because the merger is subject to conditions beyond the parties' control, however, we cannot predict whether or when the merger will be completed.

Q.
Are there any conditions to completion of the merger?

A.
In addition to the approval of our shareholders, the merger is also subject to several conditions, which include the following:

•
the absence of material adverse changes affecting us;

•
receipt of all necessary regulatory approvals; and

•
the absence of any legal restraint against the merger.

For a more detailed description of the conditions to the merger, see "The Merger—Conditions to the Merger" beginning on page 11.

Q.
If I own options or warrants to purchase common stock, what will happen to them?

A.
At the effective time, each outstanding option and warrant to purchase our common stock will be cancelled and the holders will be entitled to receive a cash payment equal to the spread between $18.00 per share and the exercise price per share of our stock covered by the options or warrants. See "The Merger—Treatment of Stock Options and Warrants" beginning on page 9.

Q.
What are the tax consequences of the merger to me?

A.
Your receipt of cash in exchange for your shares will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code. For a more detailed description of the tax consequences to you of the merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 22.

Q.
What happens if I sell my common stock before the special meeting?

A.
The record date for the special meeting is February 3, 2005. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the merger, you will retain your right to vote at the special meeting but not the right to receive the merger consideration. The right to receive the merger consideration will pass to the person to whom you transferred your shares of common stock.

Q.
What do I need to do now?

A.
After you have carefully read this proxy statement, you should indicate on your proxy how you want to vote and then sign and return the proxy as soon as possible so that your shares may be represented and voted at the special meeting. If you send the proxy without indicating how you want to vote, we will count your proxy as a vote in favor of the merger and authorization of adjournment. Our board of directors recommends voting "FOR" both proposals.

Q.
How do I vote?

A.
Other than by attending the special meeting and voting in person, we allow our registered shareholders to vote by mail, using the enclosed proxy card and envelope. If your shares are held in street name, you must follow the directions provided by your broker.

Q.
Can I change my vote after I have mailed my signed proxy card?

A.
Yes. There are several ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote, and you may not vote at the special meeting without following those directions.

Q.
Who can vote?

A.
Only shareholders of record as of the close of business on February 3, 2005 may vote at the special meeting. See "The Special Meeting—Record Date and Outstanding Shares" beginning on page 8.

Q.
What does it mean if I receive more than one proxy or voting instruction card?

A.
It means that your shares are registered differently or held in more than one account. Please complete, sign, date, and mail each proxy card that you receive.

Q.
Who should I contact if I have questions about the merger or need additional copies of the proxy statement?

A.
If you have any questions about the merger or would like additional copies of this proxy statement or the enclosed proxy card, you should contact R. Lamar Simpson, Chief Financial Officer, New Commerce BanCorp, 501 New Commerce Court, Greenville, South Carolina 29607, telephone number (864) 297-6333.

SUMMARY

        This summary highlights the material terms of the proposed merger and may not contain all of the information that is important to you. You should carefully read this entire proxy statement, as well as the attached appendices, to fully understand the merger and the other matters being submitted to shareholders. Each item in this summary includes a page reference directing you to a more detailed description of that item.

The Companies

New Commerce BanCorp
501 New Commerce Court
Greenville, South Carolina 29607
(864) 297-6333

        New Commerce was incorporated to operate as a bank holding company pursuant to the Federal Bank Holding Company Act of 1956 and the South Carolina Banking and Branching Efficiency Act, and to purchase 100% of the issued and outstanding stock of New Commerce Bank, N.A., an association organized under the laws of the United States, to conduct a general banking business in Greenville, South Carolina. The bank engages in a commercial banking business from our main office located at 501 New Commerce Court, in Greenville, South Carolina and from our branch location at 1 Five Forks Plaza Court in Simpsonville, South Carolina (both located in Greenville County). The bank is a full service commercial bank without trust powers. We offer a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, we provide such consumer services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit, credit cards, internet banking and automated teller machines.

South Carolina Bank and Trust, N.A.
SCBT Financial Corporation
520 Gervais Street
Columbia, South Carolina 29201
(803) 771-2265 (South Carolina Bank and Trust, N.A.)
(803) 231-3380 (SCBT Financial Corporation)

        South Carolina Bank and Trust, N.A. (formerly First National Bank) is a national bank which first opened for business in 1934 and is a wholly-owned subsidiary of SCBT Financial Corporation, a bank holding company incorporated under the laws of South Carolina in 1985 whose shares are traded on Nasdaq under the symbol "SCBT." Together with South Carolina Bank and Trust of the Piedmont, N.A., also a wholly-owned subsidiary of SCBT Financial Corporation, the bank provides SCBT customers with products and services including checking and NOW accounts, savings and various other time deposits, alternative investment products such as annuities and mutual funds, loans for businesses, agriculture, real estate, personal use, home improvement and automobiles, as well as credit and debit cards, letters of credit, home equity and other lines of credit, safe deposit boxes, bank money orders, wire transfer services, trust services, securities brokerage services, correspondent banking services, and use of ATM facilities.

The Merger

  General

        Subject to the terms and conditions of the merger as provided for in the merger agreement attached hereto as Appendix A, SCBT Interim Corporation, a wholly-owned subsidiary of South Carolina Bank & Trust, N.A., will merge with and into New Commerce. Immediately thereafter, New

Commerce and New Commerce Bank, N.A. will merge with and into South Carolina Bank & Trust, N.A.

  Conversion of Common Stock (Page 9)

        If the merger is completed, each outstanding share of our common stock automatically will be converted into the right to receive $18.00 in cash.

  Treatment of Stock Options and Warrants (Page 9)

        Holders of options or warrants to purchase our common stock will receive for each share that may be acquired pursuant to their options or warrants a cash payment equal to the spread between $18.00 per share and the exercise price per share of our stock covered by the option or warrant.

  Effective Time (Page 10)

        If all required regulatory approvals are received and our shareholders approve the merger agreement, we expect that the merger will be effective during the second quarter of 2005.

  Conditions to the Merger (Page 11)

        We will not complete the merger unless a number of conditions are satisfied or waived, including approval of the merger by our shareholders and regulatory authorities, along with other closing conditions described more fully in "The Merger—Conditions to the Merger."

  Termination of the Merger Agreement (Page 12)

        New Commerce and SCBT may terminate the merger agreement by mutual agreement, and the merger agreement may otherwise be terminated under certain other circumstances described more fully in "The Merger—Termination of the Merger Agreement."

  No Solicitation of Transactions and Termination Fee (Page 13)

        We have agreed not to solicit, initiate, encourage or induce, negotiate with, or provide any information to any entity other than SCBT concerning an alternative acquisition transaction. This restriction, along with the termination payment described below, may deter other potential parties interested in acquiring control of us. However, we may take certain of these actions if our board of directors determines that we should do so. This determination by our board must be made after our board consults with our legal counsel and must be consistent with the board's fiduciary duties. We agreed to pay SCBT $1,000,000 if we terminate the merger agreement in order to concurrently enter into a letter of intent, agreement in principle, acquisition agreement, or other similar agreement related to another acquisition proposal. We have also agreed to pay SCBT $1,000,000 if SCBT terminates the merger agreement under certain circumstances as provided in the merger agreement.

  Our Reasons for the Merger; Recommendation of Our Board of Directors (Page 16)

        Our board of directors believes that the merger is fair and in the best interests of our shareholders and recommends that shareholders vote "FOR" approval of the merger. For a discussion of the circumstances surrounding the merger and the factors considered by our board of directors in approving the merger agreement, see page 14.

  Opinion of Financial Advisor (Page 17)

        Triangle has delivered its written opinion dated December 16, 2004 to our board of directors to the effect that, as of the date of the opinion and subject to the assumptions, limitations, and qualifications contained in the opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders. A copy of the opinion delivered by Triangle is attached as Appendix C. You should read this opinion in its entirety to understand the assumptions made, matters considered, and limitations on the review undertaken by Triangle in providing its opinion.

  Material U.S. Federal Income Tax Consequences of the Merger (Page 22)

        Your receipt of cash in exchange for your shares will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code and may be a taxable transaction for foreign, state, and local income tax purposes as well. Shareholders will recognize gain or loss measured by the difference, if any, between (x) the cash the holder receives in the merger and (y) the holder's adjusted tax basis in the shares surrendered in exchange. You should consult your own tax advisors regarding the tax consequences of the merger particular to you.

  Regulatory Approvals Required for the Merger (Page 24)

        The merger is subject to the prior approval by the Office of the Comptroller of the Currency. It is also subject to a waiver of an application or approval of the Board of Governors of the Federal Reserve System or its delegee and to at least a notice to the South Carolina Board of Financial Institutions. These approvals or waivers are being sought, and notices are being given and published.

  Interests of Certain Persons in the Merger that are Different from Your Interests (Page 11)

        In addition to their interests as shareholders, some of our directors and executive officers have interests in the merger that differ from your interests as a shareholder. Our board of directors was aware of these interests in approving the merger and the merger agreement. These interests include, but are not limited to, the following:

  •
  The execution of an employment agreement between Frank Wingate and SCBT that provides for, among other things, the payment by SCBT to Mr. Wingate of an annual salary of $160,000 for three years, during which time Mr. Wingate will be employed by SCBT as a Senior Vice President and Area Executive or in a similar capacity;

  •
  The payment of $410,000 to Mr. Wingate in connection with the termination of his employment agreement with New Commerce;

  •
  The payment by us of a special bonus to Mr. Wingate in the amount of $45,000;

  •
  The execution of a consulting agreement between Lamar Simpson and SCBT that provides for, among other things, the payment by SCBT to Mr. Simpson of $11,000 per month (prorated for any partial month) for up to 90 days;

  •
  The payment of $250,000 to Mr. Simpson in connection with the termination of his employment agreement with New Commerce;

  •
  The payment by us of a special bonus to Mr. Simpson in the amount of $75,000 in lieu of his regular bonus under our bonus plan;

  •
  The payment of merger consideration with respect to 144,500 options and 90,000 warrants, of which our directors and executive officers hold 86,500 and 52,500, respectively; and

  •
  The maintenance of liability insurance coverage on our executive officers and directors, as specified in the merger agreement.

  Dissenters' Rights (Page 24)

        Our shareholders have a right to dissent and receive the fair value for their common stock if they assert and perfect their dissenters' rights. Please see "The Merger—Dissenters' Rights" for a description of the procedures required to exercise your right to dissent.

THE SPECIAL MEETING OF SHAREHOLDERS

        This proxy statement is being mailed to the holders of our common stock for use at the special meeting to be held on March 23, 2005 at 4:00 p.m., local time, at Holly Tree Country Club, 500 Golf Club Drive, Simpsonville, S.C. 29681, and at any adjournments or postponements thereof.

Purpose of the Meeting

        Our board of directors is soliciting your proxy for the special meeting of shareholders. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement between SCBT and New Commerce. In addition, shareholders will be asked to approve the proposal to authorize management to adjourn the special meeting to allow time for further solicitation of proxies if there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger.

How to Vote

        Your vote is important. Shareholders of record can vote by mail or in person as described below. If you are a beneficial owner, please refer to our proxy card or the information forwarded by your bank, broker, or other holder of record to see which options are available to you.

Proxies

        You may use the accompanying proxy if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you do attend the special meeting. All shares of our common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Proxies that do not contain voting instructions will be voted for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to grant authority to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger.

Vote by Mail

        To be effective, completed proxy cards must be received before the special meeting. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the enclosed, postage-paid envelope.

Voting at the Special Meeting

        The method you use to vote will not limit your right to vote at the special meeting if you decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the special meeting. All shares that have been properly voted and not revoked will be voted at the special meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to grant authority to adjourn the special meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger.

Revocation of Proxies

        Proxies may be revoked at any time before they are voted by:

  •
  written notice addressed to New Commerce BanCorp, 501 New Commerce Court, Greenville, South Carolina 29607, Attention: R. Lamar Simpson, Chief Financial Officer;

  •
  timely delivery of a valid, later-dated proxy; or

  •
  voting by ballot at the special meeting.

        Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

Record Date and Outstanding Shares

        Only shareholders of record at the close of business on February 3, 2005 are entitled to notice of and to vote at the special meeting. Each share of common stock entitles the holder to one vote on each matter presented at the special meeting. On the record date, 1,000,000 shares of common stock were outstanding and eligible to vote. Our executive officers and directors and their affiliates owned an aggregate of 263,420 shares on that date. All such shares are expected to be voted in favor of approval of the merger agreement.

Vote Required

        Approval of the merger will require the affirmative vote of holders of two-thirds of our shares of common stock entitled to vote at the special meeting. Approval of the proposal to authorize adjournment will require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Quorum

        Shares of our common stock representing a majority of the votes entitled to be cast at the special meeting must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In general, abstentions and broker non-votes will be counted as present or represented for the purposes of determining a quorum for the special meeting.

Expenses of Solicitation

        We will pay for the expenses of the solicitation of proxies with respect to the special meeting. Solicitation of proxies from some shareholders may be made by our officers, directors, consultants, and employees by telephone, facsimile, or in person after the initial solicitation.

Recommendation of the Board of Directors

        Our board of directors has determined that the merger agreement and the transactions contemplated by it are in the best interests of New Commerce and our shareholders. Our board of directors recommends that the shareholders vote at the special meeting to approve the merger and to grant authority to management to adjourn the special meeting of shareholders to allow time for the further solicitation of proxies if there are insufficient votes present at the special meeting to approve the merger. See "The Merger—Reasons for the Merger; Recommendation of the Board of Directors."

Dissenters' Rights

        Under the applicable provisions of South Carolina corporate law, our shareholders will have dissenters' rights with respect to approval of the merger agreement. See "The Merger—Dissenters' Rights" on page 24.

PROPOSAL NO. 1—THE MERGER

        The following describes certain aspects of the proposed merger. Because this discussion is a summary, it may not contain all of the information that is important to you. To understand the merger fully, and for a more detailed description of the legal terms of the merger, please read the merger agreement carefully. A copy of the merger agreement is attached as Appendix A to this proxy statement and is incorporated into it by reference.

General

        At the special meeting, a proposal will be introduced for our shareholders to approve the merger agreement that we entered into with SCBT on December 16, 2004. The merger agreement provides that SCBT Interim Corporation, a wholly-owned subsidiary of South Carolina Bank & Trust, N.A., will merge with and into New Commerce. Immediately thereafter, New Commerce and New Commerce Bank, N.A. will merge with and into South Carolina Bank & Trust, N.A. Our outstanding shares of common stock will be converted into the right to receive cash. A copy of the merger agreement is attached as Appendix A to this proxy statement.

Conversion of Common Stock

        At the effective time, each outstanding share of our common stock that you hold of record (unless you dissent) automatically will be converted into the right to receive $18.00 in cash.

Exchange Procedures

        Promptly after the effective time you will be sent transmittal forms with instructions for forwarding your stock certificates for surrender to an exchange agent designated by SCBT. Upon your proper surrender to the exchange agent of your stock certificates (together with properly completed transmittal forms), you will receive the cash into which your common stock has been converted. If you properly exercise your dissenters' rights, the process for submitting your stock certificates and receiving cash for the "fair value" of your shares is described in this proxy statement under the caption "The Merger—Dissenters' Rights" on page 24.

        Until your stock certificates are surrendered to SCBT's exchange agent as described above, they will be considered for all purposes to represent only your right to receive the cash into which your common stock has been converted. If your stock certificates have been lost, stolen, or destroyed, you will be required to furnish to SCBT an affidavit or other evidence satisfactory to SCBT of your ownership of your common stock and of the loss, theft, or destruction of your stock certificates. You also will be required to furnish appropriate and customary indemnification (which may include an indemnity bond issued by a surety at a premium paid by you) in order to receive the consideration to which you are entitled.

        You should not forward your stock certificates to SCBT or its exchange agent until you receive instructions after the completion of the merger.

Treatment of Stock Options and Warrants

        Holders of options and warrants to purchase our common stock will receive for each share that may be acquired pursuant to their options or warrants, a cash payment equal to the spread between $18.00 per share and the exercise price per share of our stock covered by the option or warrant. All outstanding options and warrants will terminate at the effective time.

Effective Time

        After all conditions described in the merger agreement have been satisfied, the closing of the merger will be held on a date agreed upon by the parties after the expiration of the waiting periods required following receipt of approval of the merger by the regulatory authorities. The merger will become effective on the date and time specified in articles of merger filed by SCBT with the South Carolina Secretary of State. Although there is no assurance as to whether or when the merger will occur, it currently is expected that it will become effective during the second quarter of 2005.

Conduct of Business Pending Merger

        The merger agreement provides that, during the period from the date of the merger agreement to the time the merger is completed, and except as otherwise permitted by the merger agreement or consented to by SCBT, we will, among other things:

  •
  conduct our business in the usual, regular, and ordinary course and use commercially reasonable efforts to preserve our business organization intact;

  •
  maintain our properties and assets in customary repair, order and condition, and continue to maintain in force our current insurance coverage; and

  •
  cause our subsidiaries to make such additions to the allowance for possible loan, lease, securities or credit losses as are reasonable pursuant to the terms of the merger agreement.

        Additionally, the merger agreement provides that, between the date of the merger agreement and the time the merger is completed, we may not (with some exceptions), among various other things:

  •
  amend our articles of incorporation, articles of association, or bylaws,

  •
  incur any additional debt obligations in excess of an aggregate of $50,000, except obligations incurred in the ordinary course of business consistent with past practices and that are prepayable without penalty, charge, or other payment;

  •
  make any changes or adjustments in our capital stock, issue any additional capital stock or other securities, grant options to purchase our capital stock or other securities, or purchase or redeem any of our outstanding shares (except that we may issue shares of our common stock upon the valid exercise of any options outstanding as of the date of the merger agreement);

  •
  make any changes in our accounting methods, practices, or procedures, the nature of our business or the manner in which we do business;

  •
  except for purchases of U.S. Government securities with maturities of less than one year, purchase any securities or make any material investment, except in the ordinary course of business consistent with past practices;

  •
  declare or pay any cash dividend or make any other distributions on our common stock;

  •
  except as set forth in the merger agreement and related disclosure memorandum, enter into or adopt any employment agreement, severance agreement, or any bonus or other employee benefit plan or arrangement, or increase the compensation of, or pay any bonuses or additional compensation to, our officers, directors, or employees;

  •
  make any change in any tax or accounting methods except as appropriate under GAAP or applicable law;

  •
  enter into, modify, amend, or terminate any material contract, or waive, release, compromise, or assign any material rights or claims;

  •
  commence any litigation other than in accordance with past practice or settle any litigation for material money damages or restrictions upon our operations; or

  •
  take any action or fail to take any action that will cause our shareholders' equity at closing to be less than $7.9 million (excluding certain merger related charges).

Conditions to the Merger

        Completion of the merger is subject to various conditions detailed in Article 9 of the merger agreement, including, among others:

  •
  the approval of the merger agreement by our shareholders;

  •
  the receipt of all required regulatory approvals without any conditions that would materially and adversely impact the benefits of the merger to SCBT;

  •
  the receipt of all consents and approvals from third parties required to complete the merger;

  •
  the receipt by SCBT of an opinion from Nelson Mullins Riley & Scarborough LLP;

  •
  the condition that holders of no more than 10% of the outstanding shares exercise dissenters' rights;

  •
  the condition that each party has performed in all material respects its obligations under the merger agreement;

  •
  the condition that the representations and warranties must be true and correct as of the date of the merger agreement and as of the effective time unless the aggregate effect of such inaccuracies does not have a material adverse impact on the other party's business, financial condition, or results of operations; except for the representation regarding our capital stock, which must be true and correct in all respects;

  •
  the condition that we have maintained our shareholders' equity and allowance of loan losses at certain levels in accordance with the terms set forth in the merger agreement; and

  •
  the condition that there has been no Seller Material Adverse Effect, as defined in the merger agreement.

Interests of Certain Persons in the Merger that are Different than Yours

        Some members of our management and board of directors have interests in the merger that are in addition to or different from the interests of our shareholders. Our board of directors was aware of these interests and considered them in approving the merger agreement. Except as described below, to our knowledge, our executive officers and directors do not have any material interests in the merger apart from their interests as shareholders.

        Employment and Consulting Agreements.    Frank W. Wingate, our president and chief executive officer, entered into an employment agreement with SCBT. Upon the effective time of the merger, Mr. Wingate will serve as Senior Vice President and Area Executive of South Carolina Bank and Trust, N.A. The agreement is for a term of three years and Mr. Wingate will receive an annual base salary of $160,000. In addition and subject to certain exceptions, Mr. Wingate has agreed not to compete with SCBT in Greenville County during the term of the agreement and for a period of one year after termination of employment. In connection with the termination of his existing employment agreement with us, Mr. Wingate will receive a payment of $410,000. R. Lamar Simpson, our chief financial officer, entered into a consulting agreement with SCBT. Upon the effective time of the merger, Mr. Simpson has agreed to provide consulting services to SCBT as requested by SCBT for a period of up to 90 days. Mr. Simpson will receive $11,000 per month for his services (prorated for any partial month). Under a separate agreement, Mr. Simpson also agreed not to compete with SCBT by participating in the formation of any new financial institution in Greenville County for a period of one year after the effective time of the merger. In connection with the termination of his existing employment agreement with us, Mr. Simpson will receive a payment of $250,000.

        Bonus Agreements.    We paid Mr. Wingate a special bonus of $45,000. In addition, we paid Mr. Simpson $75,000 in calendar year 2004 in lieu of his regular bonus under our bonus plan.

        Conversion of Stock Options and Warrants.    Prior to the effective time, our board of directors shall accelerate the vesting of all outstanding options and declare that all options not exercised prior to the effective time will terminate. Holders of options and warrants will be entitled to receive for each share that may be acquired pursuant to their options or warrants, a cash payment equal to the spread between $18.00 per share and the exercise price per share of stock covered by the option or warrant. As of February 3, 2005, there were 144,500 options and 90,000 warrants outstanding, of which 86,500 and 52,500, respectively, were held by executive officers and directors.

        Protection of our Directors and Officers Against Claims.    SCBT has agreed to indemnify, defend, and hold harmless each of our directors, officers, employees, and agents for a period of six years from liability and expenses arising out of actions or omissions arising out of their service in such capacity, whether existing or occurring at or before the consummation of the merger to the fullest extent allowed under relevant law. SCBT has also agreed that it will maintain a policy of directors' and officers' liability insurance coverage for the benefit of our directors and officers who are currently covered by insurance for six years following consummation of the merger; provided, however, that SCBT is not obligated to make aggregate premium payments in excess of $40,000.

Representations and Warranties Made in the Merger Agreement

        Each party has made certain customary representations and warranties in the merger agreement relating to its business. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties must be true and correct as of the date of the merger agreement and as of the effective time unless the aggregate effect of such inaccuracies does not have a material adverse impact on the other party's business, financial condition, or results of operations; except for the representation regarding our capital stock, which must be true and correct in all respects. See "The Merger—Conditions to the Merger."

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the completion of the merger, either before or after approval of the merger agreement by shareholders, as follows:

  •
  with the mutual written consent of New Commerce and SCBT;

  •
  by either party, if the other party materially breaches a representation or warranty that cannot be or has not been cured within 30 calendar days after giving written notice to the breaching party;

  •
  by either party, if a required regulatory approval, consent, or waiver is denied or any governmental entity prohibits the consummation of the merger or the transactions contemplated by the merger agreement;

  •
  by either party, if our shareholders fail to approve the merger agreement;

  •
  by either party, if the merger is not consummated by June 30, 2005, unless failure to complete the merger by that time is due to a breach of any representation, warranty, or covenant by the party seeking to terminate the agreement;

  •
  by SCBT, if our board of directors does not recommend approval of the merger in this proxy statement or withdraws, qualifies, fails to affirm, or modifies its recommendation in any respect materially adverse to SCBT, or authorizes, affirms, or recommends the negotiation or execution of another acquisition agreement; and

  •
  by New Commerce, if our board of directors has withdrawn or modified its recommendation for the merger based on the advice from outside legal counsel that such action is necessary for us to comply with our fiduciary duties solely in order to approve a proposal that our board of directors has deemed superior to SCBT's offer; provided, however, that after giving notice to SCBT, we must negotiate in good faith with SCBT for a period of two days to make such adjustments in the terms and conditions as would enable us to proceed with the transaction.

Termination Fee

        If we terminate the merger agreement after our board of directors has withdrawn or modified its recommendation for the merger based on the advice from outside legal counsel that such action is necessary to comply with its fiduciary duties, and within 12 months of such termination we announce an acquisition proposal or enter into an acquisition agreement, we must pay SCBT a termination fee of $1,000,000.

        If SCBT terminates the merger agreement because our board of directors fails to reaffirm approval of the merger upon SCBT's request, or our board of directors has withdrawn, qualified, or modified its recommendation for the merger, or our board of directors has authorized the negotiation or execution of another acquisition agreement, we must pay SCBT a termination fee of $1,000,000 upon the earlier of the announcement of the acquisition proposal or execution of the acquisition agreement; provided, however, that if termination is based on our board's failure to reaffirm the merger with SCBT, the termination fee is only payable upon consummation of another acquisition agreement.

Solicitation of Proposals from Other Parties

        Unless our board of directors, after consultation with and receipt of advice from outside legal counsel, in good faith determines that such actions are required in order for our board of directors to comply with its fiduciary duties, we have agreed not to:

  •
  solicit, initiate, encourage, or induce the making, submission, or announcement of any proposal, or participate in any discussions or negotiation with or from any other person or group relating to a merger or other acquisition or could be expected to lead to a merger or acquisition of us or our subsidiaries or the purchase or acquisition of 25% or more of our common stock or 5% or more of our assets;

  •
  except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning us, or give any other person access to our properties, facilities, books, or records that may reasonably be expected to lead to any such transaction; or

  •
  enter into any letter of intent, agreement in principle, acquisition agreement, or other agreement relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

Amendment, Extension, and Waiver

        Before completion of the merger, New Commerce and SCBT may agree to waive, amend, or modify any provision of the merger agreement. However, following approval of the merger agreement by our shareholders, the parties may not amend the merger agreement to change the amount of consideration into which our common stock will be converted at the effective time unless that change also is approved by our shareholders.

Background of the Merger

        As part of our continuing effort to enhance shareholder value, our board of directors at least annually updates our strategic plan and financial projections. After an update late in 2003, the board directed management to begin planning for the capital needs of the bank in 2005. One of our primary goals was to maintain the bank's classification as "well capitalized" under regulatory capital standards at all times. Management's projections, however, indicated that the bank would need additional capital in 2005 in order to retain this classification.

        During the spring and summer of 2004, management began exploring possible ways to raise capital for the bank. On July 21, 2004, management made a presentation to the board regarding various options for raising additional capital, which included the following:

  •
  seeking a merger partner;

  •
  raising capital through some form of common equity offering; or

  •
  obtaining a loan to our holding company from another bank to use as a capital contribution to the bank.

        At this meeting, there was consensus among the board that a loan to our holding company would allow us to continue operating under our strategic plan and represented the greatest opportunity to enhance shareholder value.

        After the July 21st meeting, management contacted a number of banks to discuss a holding company loan. One of the banks contacted was South Carolina Bank and Trust, N.A. Management determined that SCBT submitted the best proposal and began negotiating a formal commitment.

        On September 29, 2004, the board met to discuss loans to two borrowers that had become impaired and authorized a provision for credit losses of $700,000 related to those loans. At this meeting, the board also discussed the status of the SCBT loan and decided to withdraw the request. The board concluded that it was unlikely that the company would get the terms and conditions desired due to the announcement of the loan impairments. Further, a special committee consisting of our chairman, chief executive officer, chief financial officer and three other directors was appointed to meet with at least two financial advisors to get an independent evaluation of the alternatives available to the company.

        On October 1, 2004, we filed a Form 8-K with the SEC to disclose the loan impairments and the addition to the provision for loan losses. Following the filing of this Form 8-K, Mr. Wingate called C. John Hipp, III, then the chief executive officer of SCBT, to explain our decision to withdraw the request for the bank holding company loan. On October 4, 2004, Mr. Hipp sent a letter to Mr. Wingate stating that, if New Commerce considered the possibility of a potential sale or merger, SCBT would like the opportunity to make an acquisition proposal.

        After the September 29th meeting, representatives of the special committee contacted two financial advisory firms. These firms were asked to provide an independent assessment of our strategic alternatives. These firms were also told that this assessment may lead to a contractual engagement to provide further advisory services. Members of the special committee provided financial and other information to the advisors to assist them in their analyses.

        On October 13, 2004, the special committee met separately with the two financial advisory firms. These firms each had prepared an analysis of our strategic alternatives. Among the options presented were slowing our growth to conserve capital, raising additional common equity either through a public offering or a private placement, and seeking a merger proposal from another financial institution. The estimated present value per share of pursuing each alternative was also presented to the special committee.

        On October 20, 2004, the board met (with legal counsel present) to hear a report from the special committee. The special committee presented the details of each firm's presentation. The board discussed each of the alternatives and considered the impact of pursuing each alternative on the value of the company to shareholders. After consideration of all of the alternatives and other relevant issues, the board directed management, in consultation with legal counsel, to retain the services of an independent financial advisor. We retained Triangle, which had been one of the financial advisors who had made a presentation to the special committee, to identify potential merger candidates and to prepare a confidential memorandum to be sent to potential merger candidates.

        On October 26, 2004, Triangle informed the chief executive officer of SCBT that Triangle had been retained by a community bank in the upstate of South Carolina to identify potential merger candidates.

        On October 29, 2004, Triangle faxed a confidentiality agreement to SCBT.

        On November 2, 2004, Mr. Wingate met with Robert Hill and Jim Brant of SCBT. The purpose of the meeting was to introduce Mr. Hill as chief executive officer of SCBT following the resignation of Mr. Hipp.

        On November 3, 2004, the board met with Triangle and legal counsel. At this meeting, Triangle representatives presented an overview of their previous presentation to the special committee and presented some additional alternatives. Triangle also presented a list of institutions that Triangle believed might have an interest in a potential business combination. Triangle also reviewed with the board its estimates of possible offering prices. The presentation primarily focused on the candidates which, in Triangle's opinion, would have the greatest interest and ability to maximize an offering price. Triangle also presented a confidential information memorandum that it prepared with the assistance of management which contained our financial and operational information, and outlined the procedures for the recipient to follow in submitting a nonbinding indication of interest for our board to consider. After considering various strategic alternatives, the board authorized Triangle to begin a confidential inquiry from what it considered to be the top candidates on the list of potential acquirers.

        During the month of November, Triangle contacted 10 potential candidates, including SCBT, and our management met with management of several of these candidates, including SCBT. On November 24, 2004, we received a non-binding offer from SCBT. During the last week of November we also received non-binding proposals from four of the other financial institutions Triangle had contacted. Between November 24 and 31, Triangle contacted the financial advisor for SCBT to inquire about several aspects of the SCBT proposal, including indemnification and employment terms for New Commerce management.

        On December 1, 2004, the board met with Triangle and our legal counsel to discuss the results of the confidential inquiry. Triangle had contacted ten potential candidates. Eight of the 10 candidates executed confidentiality agreements and received a confidential information memorandum. Five of those eight candidates submitted written non-binding offers to the company. Following a lengthy review and discussion with Triangle regarding each of the offers, the board concluded that SCBT presented the highest cash offer and best overall offer taking into account price, form of consideration, and other financial and non-financial issues. The board authorized management to permit SCBT to conduct due diligence and also authorized management to commence negotiation of a definitive merger agreement with SCBT.

        On December 2, 2004, SCBT began due diligence on us.

        On December 9, 2004, we received a draft of the definitive merger agreement. Our representatives negotiated the terms of the merger agreement with representatives of SCBT over the next several days.

        On December 16, 2004, the board met with Triangle and legal counsel to review the proposed merger agreement with SCBT. Triangle reviewed the pricing and other terms of the merger agreement as well as pro forma financial statements and other financial analyses. We received an opinion from Triangle that as of December 16, 2004 the merger consideration was fair, from a financial point of view, to our shareholders. The board considered the opinion of the financial advisor carefully as well as the financial advisor's experience, qualifications, and interest in the proposed transaction. In addition, our legal counsel reviewed in detail with the board the definitive merger agreement and related documents, copies of which were delivered to each director before the date of the meeting. Following extensive review and discussion, the board unanimously approved the merger agreement and authorized and directed management to execute and deliver the merger agreement and related documents. The merger agreement was executed by us and SCBT the evening of December 16, 2004.

        On December 17, 2004, we issued a joint press release with SCBT announcing the adoption and execution of the agreement.

Reasons for the Merger; Recommendation of the Board of Directors

        Our board of directors reviewed and discussed the transaction with our management and our financial and legal advisors in determining that the merger is fair to, and in the best interests of, the company and our shareholders. In reaching its conclusion to approve and adopt the merger agreement, our board of directors considered a number of factors, including the following:

  •
  the board's understanding of, and the presentations of our management and financial advisor regarding, our business, operations, management, financial condition, earnings, and prospects;

  •
  the board's knowledge of the current and prospective environment in which we operate, including national and local economic conditions, the competitive environment, the trend toward consolidation in the financial services industry, and the likely effect of these factors on our potential growth, development, productivity, profitability, and strategic options;

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  the board's view that the size of the institution and related economies of scale, as well as diversification of product offerings, beyond the level it believed to be reasonably achievable on an independent basis, was becoming increasingly important to continued success in the current financial services environment;

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  the review by our board of directors with our legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the cash merger price of $18.00 per share;

  •
  the current and historical market prices of our common stock, and the current and historical market prices of our common stock relative to those of other industry participants and general market indices, including the fact that the cash merger price of $18.00 per share represents a premium of approximately 60% over the closing price of our common stock on December 16, 2004, the last trading day prior to the public announcement of the merger agreement;

  •
  the fact that the merger consideration consists solely of cash and is not subject to any financing conditions;

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  the likelihood that the merger will be completed, including the likelihood that the regulatory and shareholder approvals needed to complete the merger will be obtained;

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  management's view that the merger will allow for enhanced products and opportunities for our clients and customers, and management's view that the limited overlap between our companies will minimize the impact of the merger on our employees; and

  •
  the financial information and analyses presented by Triangle to the board of directors, and Triangle's opinion as of December 16, 2004 that the $18.00 in cash per share to be received by the holders of our common stock pursuant to the merger was fair from a financial point of view to the holders of our common stock.

        Our board also considered potential risks relating to the merger, including the following:

  •
  The fact that the all cash price will be taxable to our shareholders upon completion of the merger and will not allow our shareholders to participate in any of the synergies created by the merger or in any future growth of the combined entity;

  •
  the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner;

  •
  the risks and costs to us if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, and the potential effect on business and customer relationships;

  •
  the fact that some of our officers and directors have interests in the merger that are in addition to their interests as shareholders;

  •
  the requirement that we conduct our business in the ordinary course and the other restrictions on the conduct of our business prior to completion of the merger, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

  •
  the fact that a termination fee is payable to SCBT under specified circumstances.

        The discussion of the information and factors considered by our board is not exhaustive, but includes material factors considered by the board. In view of the wide variety of factors considered by the board in connection with its evaluation of the merger and the complexity of these matters, the board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The board evaluated the factors described above, including asking questions of our management and our legal and financial advisors, and reached the unanimous decision that the merger was in the best interests of the company and our shareholders. In considering the factors described above, individual members of our board of directors may have given different weights to different factors. Our board of directors considered these factors as a whole, and overall considered them to be favorable to, and to support, its determination.

Opinion of Triangle Capital Partners, LLC

        We retained Triangle to act as our financial advisor in connection with analyzing our strategic alternatives, including a possible merger and related matters. As part of its engagement, Triangle agreed, if requested by us, to render an opinion with respect to the fairness, from a financial point of view, to the holders of our common stock, of the merger consideration. As used in this section, "merger consideration" refers to the conversion of each issued and outstanding share of our common stock into $18.00 of cash. Triangle is regularly engaged in evaluations of businesses and their securities and in advising financial institutions and other companies with regard to mergers and acquisitions. We selected Triangle as our financial advisor based upon Triangle's qualifications, expertise, and reputation in that capacity.

        Triangle delivered to our board its written opinion dated December 16, 2004 that, based upon and subject to the assumptions and limitations described in the opinion, the per share purchase price to be paid to our shareholders was fair, from a financial point of view, as of the date of the opinion. Triangle updated its opinion as of the date of this document. No limitations were imposed by us on Triangle with respect to the investigations made or the procedures followed in rendering its opinion.

        The full text of Triangle's written opinion to our board, dated as of the date of this document, which sets forth the assumptions made, matters considered and extent of review by Triangle, is attached as Appendix C and is incorporated herein by reference. You should read the fairness opinion carefully and in its entirety. The following summary of Triangle's opinion is qualified in its entirety by reference to the full text of the opinion. Triangle's opinion is directed to our board and does not constitute a recommendation to any shareholder of New Commerce as to how a shareholder should vote with regard to the merger at the special meeting described in this document. The opinion addresses only the financial fairness of the consideration to be received by the holders of our common stock. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of our board to approve or proceed with or effect the merger, or any other aspect of the merger.

        Triangle, in connection with rendering its original opinion:

  •
  reviewed our Annual Reports to Shareholders, proxy statements and annual reports on Form 10-KSB for the three calendar years ended December 31, 2003, 2002, and 2001, including the audited financial statements contained therein, and our quarterly reports on Form 10-QSB for the calendar quarters ended September 30, 2004, June 30, 2004, and March 31, 2004;

  •
  reviewed SCBT's Annual Reports to Shareholders, proxy statements and annual reports on Form 10-K for the three calendar years ended December 31, 2003, 2002 and 2001, including the audited financial statements contained therein, and SCBT's quarterly reports on Form 10-Q for the calendar quarters ended September 30, 2004, June 30, 2004 and March 31, 2004;

  •
  reviewed our internal financial information and financial projections relating to our business, earnings, cash flows, assets and prospects furnished to Triangle by us, along with certain additional publicly-available financial information;

  •
  held discussions with members of senior management of New Commerce and SCBT and with their respective representatives, including without limitation, their outside accountants, financial and legal advisors and others, concerning the past and current results of operations of New Commerce and SCBT, their respective current financial condition and managements' opinion of their respective future prospects;

  •
  reviewed the historical record of reported prices, trading activity and dividend payments for New Commerce;

  •
  compared the reported financial terms of selected recent business combinations in the banking industry that Triangle deemed to be relevant with the financial terms of the proposed merger;

  •
  reviewed the merger agreement and certain related documents;

  •
  reviewed the results of the competitive bidding process employed by us to solicit merger proposals from prospective merger partners; and

  •
  performed other analyses as Triangle deemed appropriate under the circumstances.

        The written opinion provided by Triangle to us, dated as of December 16, 2004 and updated as of the date of this document, was necessarily based upon economic, monetary, financial market, and other relevant conditions as of the date the opinion was rendered. Accordingly, it was understood that although subsequent developments may affect its opinion, Triangle does not have any obligation to further update, revise or reaffirm its opinion.

        In connection with its review and arriving at its opinion, with the consent of our board, Triangle assumed and relied upon the accuracy and completeness of the financial information and other pertinent information provided by us and SCBT to Triangle for purposes of rendering its opinion. Triangle did not assume any obligation to independently verify any of the information listed above, including, without limitation, information from published sources, as being complete and accurate. With regard to the financial information, including financial projections it received from us, as well as projections of cost savings, Triangle assumed that this information reflects the best available estimates and good faith judgments of management as to our future performance and that the projections provided a reasonable basis upon which Triangle could formulate its opinion. We do not publicly disclose internal management forecasts or projections of the type utilized by Triangle in connection with Triangle's role as our financial advisor, and those forecasts and projections were not prepared with a view towards public disclosure. The forecasts and projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions we face. Accordingly, actual results could vary significantly from those set forth in the forecasts and projections.

        Triangle does not purport to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect to loan portfolios and, accordingly, assumes that our allowances are adequate to cover any losses. In addition, Triangle has not reviewed and does not assume any responsibility for any individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or liabilities, contingent or otherwise, or our individual properties, nor was Triangle provided with any such appraisals. In addition, for purposes of rendering its written opinion, Triangle assumed that (i) the merger will be consummated in accordance with the terms set forth in the agreement, without any waiver of any of its material terms or conditions, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity, and (ii) the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, for purposes of its written opinion, Triangle relied on advice of counsel and independent accountants to New Commerce and SCBT as to all legal and financial reporting matters with respect to New Commerce and SCBT, the merger and the merger agreement. No opinion was expressed by Triangle as to whether any alternative transaction might produce consideration for the holders of our common stock in an amount in excess of that contemplated in the merger. In certain analyses described below that involve our per share data, Triangle adjusted the data for the dilutive effects of stock options and warrants using the treasury method.

        In connection with rendering its opinion to our board, Triangle performed a variety of financial and comparative analyses, which are briefly summarized below. Such a summary of those analyses does not purport to be a complete description of the analyses performed by Triangle. Moreover, Triangle believes that the analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, including information presented in tabular form, without considering all of the analyses and factors, could create an incomplete understanding of the process underlying the analyses and, more importantly, a misleading or incomplete view of the written opinion as to fairness from a financial point of view that is based on those analyses. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Triangle also included assumptions with respect to general economic, financial market, and other financial conditions. Furthermore, Triangle drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Triangle's analyses are not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from those estimates. Estimates of company valuations do not purport to be appraisals or to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the individual analyses performed by Triangle were assigned a greater significance by Triangle than any other in forming its written opinion.

        Comparable Transaction Analysis:    In rendering its opinion, Triangle analyzed certain bank merger transactions that it deemed to be comparable to the proposed merger. Triangle did not include every transaction that could be deemed to have occurred in the relevant industries. Triangle selected 13 pending or completed bank merger transactions announced between December 2002 and

December 2004 in which the selling institution was similar to us with respect to asset size, tangible capital, and profitability. Triangle used the following criteria to select comparable transactions:

  •
  Total assets between $50 million and $150 million at the time of announcement;

  •
  A ratio of tangible capital to assets between 7% and 11% at the time of announcement; and

  •
  A return on average assets between -0.50% and 0.50% during the most recent fiscal year prior to announcement.

        These criteria resulted in the following transactions (the "Guideline Transactions"):

Acquirer	Target
Crescent Banking Co. (GA)	Futurus Financial Services (GA)
United Community Banks Inc. (GA)	Eagle National Bank (GA)
Dearborn Bancorp Inc. (MI)	Bank of Washtenaw (MI)
Mountain Home Bancshares Inc. (AR)	Pocahontas Bankstock Inc. (AR)
Fairfield County Bank Corp. (CT)	Bank of Westport (CT)
Capitol Bancorp Ltd. (MI)	First Carolina State Bank (NC)
Fentura Financial Inc. (MI)	West Michigan Financial Corp. (MI)
BancFirst Corp. (OK)	Lincoln National Bancorp. (OK)
Wintrust Financial Corp. (IL)	Advantage National Bancorp (IL)
Crescent Financial Corp. (NC)	Centennial Bank (NC)
Riverview Bancorp Inc. (WA)	Today's Bancorp Inc. (WA)
Doss Ltd. (TX)	Northwest National Bank of Arlington (TX)
Old Florida Bankshares, Inc. (FL)	Marine Bancshares Inc. (FL)

        Triangle reviewed and compared financial performance and pricing information for the Guideline Transactions using data provided by SNL Financial, a respected source of transaction data for the financial services industry, to financial and pricing ratios for New Commerce and the proposed merger, respectively. Triangle compared the pricing ratios for the proposed merger to the average, median, maximum, and minimum ratios for the Guideline Transactions based on (1) price to book value, (2) price to tangible book value, (3) price to last 12 months reported earnings, and (4) tangible book value premium divided by core deposits.

        The following table represents a summary analysis of the pricing ratios for the Guideline Transactions and the proposed merger:

	Price/ Book Value(2)	Price/ Tangible Book Value(2)	Price/ Reported Earnings(3)		Tangible Book Value Premium/ Core Deposits(4)
Guideline Transactions:
Average	186%	186%	NM	(5)	10.7%
Maximum	240%	240%	NM		17.6%
Median	178%	178%	NM		9.7%
Minimum	127%	127%	NM		5.1%
New Commerce(1)	212%	212%	NM		27.1%

(1)
Based on the proposed purchase price of $18.00 per share.

(2)
Based on book value and tangible book value per share of $8.49 for New Commerce as of September 30, 2004.

(3)
Diluted earnings per share for twelve month period prior to announcement of transaction.

(4)
Premium over tangible book value as a percentage of core deposits (total deposits less jumbo time deposits), based on a transaction value of $20.2 million, core deposits of $43.2 million, and tangible book value of $8.5 million for New Commerce as of September 30, 2004.

(5)
NM means Not meaningful (see explanation below).

        The proposed purchase price of $18.00 per share represents 212% of our book value and 212% of our tangible book value at September 30, 2004. These ratios for us are greater than the average and median price to book value and price to tangible book value ratios exhibited by the Guideline Transactions, and are near the high end of the range of such ratios for the Guideline Transactions. The core deposit premium of 27.1% represented by the aggregate merger consideration exceeds the core deposit premiums for any of the Guideline Transactions. The price to earnings ratio was not meaningful because neither we nor any of the target companies represented by the Guideline Transactions had meaningful earnings during the 12 months prior to the announcement of the respective transactions.

        No company used as a comparison in the above analyses is identical to us and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors.

        Discounted Earnings Analysis:    Triangle prepared a discounted earnings analysis with regard to our estimated acquisition values. This analysis utilized projected earnings for the calendar years 2005 through 2008 supplied by our management, and pre-tax merger cost savings of $700,000 per year. Triangle selected long-term earnings growth rates of 6% to 9% and discount rates of 15% to 18% for purposes of this analysis. The terminal value used in the analysis was the reciprocal of the discount rate minus the long-term earnings growth rate. The analyses resulted in a range of present values of between $10.91 and $20.87 per share for New Commerce. Triangle observed that the per share purchase price of $18.00 in the proposed merger is near the high end of this range. This analysis was based on assumptions used by Triangle in estimating our acquisition value, and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Triangle noted that the discounted earnings was considered because it is a widely used valuation methodology, but that the results of the methodology are not conclusive and are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, discount rates, terminal multiples, and cost savings.

        In connection with the delivery of its opinion dated as of the date of this document, Triangle performed procedures to update, as it deemed necessary, some of the analyses described above and reviewed the assumptions on which the analyses described above were based and the factors considered in connection with those analyses. Triangle did not perform any analyses in addition to those described above in updating its written opinion.

        We have agreed to pay Triangle a fee equal to a percentage of the aggregate merger consideration as compensation for financial advisory services rendered in connection with the proposed merger. Based on the proposed purchase price of $18.00 per share, Triangle's total fee will be approximately $303,000. Triangle has received $60,000 in fees to date toward the total fee amount. The remainder is payable upon consummation of the proposed merger. Our board was aware of this fee structure and took it into account in considering Triangle's fairness opinion and in approving the merger. In addition, we have agreed to reimburse Triangle for all reasonable expenses incurred by it on our behalf, and to indemnify Triangle against some liabilities, including liabilities which may arise under the federal securities laws.

        As noted above, the discussion in this section is merely a summary of the analyses and examinations that Triangle considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Triangle. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that the analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Triangle's view of our actual value.

        In performing its analyses, Triangle made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. The analyses performed by Triangle are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by those analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, those analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and Triangle does not assume any responsibility if future results are materially different from those projected. As described above, Triangle's opinion and presentation to our board were among the many factors taken into consideration by our board in making its determination to approve, and to recommend that our shareholders approve, the merger.

Material U.S. Federal Income Tax Consequences of the Merger

        The following summary discusses the material U.S. federal income tax consequences of the merger applicable to our shareholders that surrender common stock for cash in the merger. This discussion is based upon the Internal Revenue Code of 1986, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service, or IRS, and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to the U.S. federal taxation of our shareholders who are U.S. residents, citizens, and corporations organized under the laws of the United States, any state thereof or the District of Columbia that hold their shares as capital assets for U.S. federal income tax purposes, such holders being referred to herein as U.S. Holders. This discussion does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions, traders in securities that elect to use a mark to market method, shareholders subject to the alternative minimum tax provisions of the Internal Revenue Code, persons that hold their common stock as part of a hedge, straddle, constructive sale, or conversion transaction, persons whose functional currency is not the U.S. dollar, shareholders who hold our stock as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code, persons that are, or hold their common stock through, partnerships or other pass-through entities, or persons who acquired their common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state or local or non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

        Our shareholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of state, local, and non-U.S. tax laws and U.S. tax laws other than income tax laws.

  U.S. Tax Consequences of the Merger to U.S. Holders

        As a result of the merger, each U.S. Holder will, for U.S. federal income tax purposes, recognize gain or loss equal to the difference, if any, between (x) the cash received in the merger and (y) such holder's adjusted tax basis in the common stock surrendered in exchange therefor. Any gain or loss recognized will be a capital gain or loss, provided that the U.S. Holder held his or her stock as a capital asset. Any capital gain recognized will be a long-term capital gain if such U.S. Holder held his or her stock for more than 12 months ending on the effective time. Any capital loss recognized should be deductible only to the extent of such U.S. Holder's capital gains recognized in the same taxable year, subject to an exception for individuals under which a limited amount of capital losses may offset ordinary income. Individuals may carry forward a net capital loss indefinitely, but the use of such loss in future years is generally subject to the same limitations as in the year that the loss was recognized.

        A shareholder who exercises dissenters' rights with respect to such shareholder's common stock with respect to the merger and receives payment for such stock in cash will generally recognize capital gain or loss, measured by the difference between the amount of cash received and the shareholder's adjusted tax basis in the common stock. Holders of our common stock demanding the purchase of their stock at fair value should keep in mind that the fair value of their stock determined under Chapter 13 of the South Carolina Business Corporation Act could be more, the same, or less than the merger consideration they are entitled to receive under the merger agreement if they do not demand the payment for their stock at fair value. Holders of our common stock who exercise dissenters' rights with respect to the merger are urged to consult their own tax advisors.

  Tax Treatment of the Entities

        No gain or loss will be recognized by us or SCBT as a result of the merger.

  Information Reporting and Backup Withholding

        U.S. federal income tax law requires that a holder of our shares provide the exchange agent with such holder's correct taxpayer identification number, which is, in the case of a U.S. Holder who is an individual, a social security number, or, in the alternative, establish a basis for exemption from backup withholding. Exempt holders (including, among others, U.S. corporations) are not subject to backup withholding and reporting requirements, but they may still need to furnish a substitute IRS Form W-9 or W-8 or otherwise establish an exemption. If the correct taxpayer identification number or an adequate basis for exemption is not provided, a holder will be subject to backup withholding at the applicable rate (currently 28%) on any reportable payment. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against that U.S. Holder's U.S. federal income tax and may entitle the U.S. holder to a refund, if the required information is furnished to the IRS. Our shareholders should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Accounting Treatment

        The merger must be treated as a "purchase" under generally accepted accounting principles. Under the purchase method of accounting, at the time the merger is completed our consolidated assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) will be recorded at their respective fair values and added to those of SCBT. The excess of the purchase price over the net fair value of the assets and liabilities acquired will be recorded as goodwill on SCBT's books. SCBT's financial statements after the merger will reflect our consolidated assets and liabilities, but SCBT's financial statements will not be restated retroactively to reflect any effect from our historical financial position or results of operations.

Required Shareholder Approval

        Under South Carolina law, approval of the merger agreement requires the affirmative vote of the holders of at least two-thirds of our outstanding shares. Approval of the proposal to authorize adjournment will require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Completion of the merger does not require the approval of SCBT's shareholders.

Required Regulatory Approvals

        The merger is subject to the prior approval by the Office of the Comptroller of the Currency. It is also subject to a waiver of an application or approval of the Board of Governors of the Federal Reserve System or its delegee and to at least a notice to the South Carolina Board of Financial Institutions. These approvals or waivers are being sought, and notices are being given and published, but there is no assurance as to when action may be taken on these and as to the terms or conditions of any approval or waiver. However, neither of SCBT or New Commerce has any reason to believe that these approvals or waivers will not be obtained.

Expenses

        Each party to the merger agreement has agreed to pay its own legal, accounting, and financial advisory fees and all its other costs and expenses (including all filing fees, printing and mailing costs, and travel expenses) incurred or to be incurred in connection with the performance of its obligations under the merger agreement or otherwise in connection with the merger. The costs of preparing, printing, and distributing this proxy statement will be borne by New Commerce.

Dissenters' Rights

        Chapter 13 of the South Carolina Business Corporation Act sets forth the rights of our shareholders who object to the merger. The following summarizes the material terms of the statutory procedures to be followed by a shareholder in order to dissent from the merger and perfect dissenters' rights under the South Carolina Business Corporation Act. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix B to this proxy statement.

        If you elect to exercise such a right to dissent and demand appraisal, you must satisfy each of the following conditions:

          (a)   you must give us and we must actually receive, before the vote at the special shareholders' meeting on approval or disapproval of the merger is taken, written notice of your intent to demand payment for your shares if the merger is effectuated (this notice must be in addition to and separate from any proxy or vote against the merger; neither voting against, abstaining from voting, nor failing to vote on the merger will constitute a notice within the meaning of the South Carolina Business Corporation Act); and

          (b)   you must not vote in favor of the merger. A failure to vote or a vote against the merger will satisfy this requirement. The return of a signed proxy which does not specify whether you vote in favor or against approval of the merger will not constitute a waiver of your dissenters' rights. If you notify us that you intend to dissent, a vote cast in favor of the merger by the holder of the proxy will not disqualify you from demanding payment for your shares.

        If the requirements of (a) and (b) above are not satisfied and the merger becomes effective, you will not be entitled to payment for your shares under the provisions of Chapter 13 of the South Carolina Business Corporation Act.

        If you are a dissenting shareholder, any notices should be addressed to New Commerce BanCorp, 501 New Commerce Court, Greenville, South Carolina 29607, Attention R. Lamar Simpson, Chief Financial Officer. The notice must be executed by the holder of record of the shares of common stock as to which dissenters' rights are to be exercised. A beneficial owner may assert dissenters' rights only if he dissents with respect to all shares of our common stock of which he is the beneficial owner. With respect to shares of our common stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise dissenters' rights if such beneficial holder also submits to us the name and address of the record shareholder of the shares, if known to him. A record owner, such as a broker, who holds shares of our common stock as a nominee for others may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all our common stock beneficially owned by any one person. In such case, the notice submitted by the broker as record owner must set forth the name and address of the shareholder who is objecting to the merger and demanding payment for such person's shares.

        If you properly dissent and the merger is approved, we must mail by registered or certified mail, return receipt requested, a written dissenters' notice to you. This notice must be sent no later than 10 days after the shareholder approval of the merger. The dissenters' notice will state where your payment demand must be sent, and where and when certificates for shares of our common stock must be deposited; supply a form for demanding payment; set a date by which we must receive your payment demand (not fewer than 30 days nor more than 60 days after the dissenters' notice is mailed and which must not be earlier than 20 days after the demand date); and include a copy of Chapter 13 of the South Carolina Business Corporation Act.

        If you receive a dissenters' notice, you must demand payment and deposit your share certificates in accordance with the terms of the dissenters' notice. If you demand payment and deposit your share certificates, you retain all other rights of a shareholder until these rights are canceled or modified by the merger. If you do not demand payment or deposit your share certificates where required, each by the date set in the dissenters' notice, you are not entitled to payment for your shares under Chapter 13 of the South Carolina Business Corporation Act.

        Within 30 days after receipt of your demand for payment, we are required to pay you the amount we estimate to be the fair value of your shares, plus interest accrued from the effective date of the merger to the date of payment. The payment must be accompanied by:

  •
  our most recent available balance sheet, income statement, and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any;

  •
  an explanation of how we estimated the fair value of the shares;

  •
  an explanation of the interest calculation;

  •
  a statement of the dissenters' right to demand payment (as described below); and

  •
  a copy of Chapter 13 of the South Carolina Business Corporation Act.

        If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, we must return your deposited certificates. If after returning your deposited certificates the merger is consummated, we must send you a new dissenters' notice and repeat the payment demand procedure.

        Demand for Payment.    You may, however, notify us in writing of your own estimate of the fair value of your shares and amount of interest due, and demand payment of the excess of your estimate of the fair value of your shares over the amount previously paid by us if:

          (a)   you believe that the amount paid is less than the fair value of our common stock or that the interest is incorrectly calculated;

          (b)   we fail to make payment of our estimate of fair value to you within 30 days after receipt of a demand for payment; or

          (c)   the merger not having been consummated, we do not return your deposited certificates within 60 days after the date set for demanding payment.

        You waive the right to demand payment unless you notify us of your demand in writing within 30 days of the payment of our estimate of fair value (with respect to clause (a) above) or our failure to perform (with respect to clauses (b) and (c) above). If you fail to notify us of your demand within such 30-day period, you shall be deemed to have withdrawn your shareholder's dissent and demand for payment.

        Appraisal Proceeding.    If your demand for payment remains unsettled, we must commence a proceeding within 60 days after receiving the demand for additional payment by filing a complaint with the South Carolina Court of Common Pleas in Spartanburg County to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within such 60 day period, we shall pay you the amount you demanded.

        The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, you will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts the court finds equitable: (a) against us if the court finds that we did not comply with the statute; or (b) against us or you, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the services of counsel for you were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited. If we failed to commence an appraisal proceeding within 60 days, the court shall assess against us the costs of the proceedings and the fees and expenses of your counsel.

        The summary set forth above does not purport to be a complete statement of the provisions of the South Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the applicable sections of the South Carolina Business Corporation Act, which are included as Appendix B to this proxy statement. If you intend to exercise your dissenters' rights, you are urged to carefully review Appendix B and to consult with legal counsel so as to be in strict compliance therewith.

PROPOSAL NO. 2—AUTHORIZATION TO ADJOURN

        At the special meeting of shareholders, you are being asked to consider and vote on a proposal to authorize management to adjourn the special meeting of shareholders to allow time for the further solicitation of proxies if there are insufficient votes present at the special meeting, in person or by proxy, to approve the merger.

THE BOARD OF DRIECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE MANAGEMENT TO ADJOURN THE SPECIAL MEETING OF SHAREHOLDERS TO ALLOW TIME FOR THE FURTHER SOLICITATION OF PROXIES TO APPROVE THE MERGER AGREEMENT.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of our common stock owned by our directors, executive officers, and owners of more than 5% of the outstanding common stock as of February 3, 2005. Unless otherwise indicated, the mailing address for each beneficial owner is in care of New Commerce BanCorp, 501 New Commerce Court, Greenville, South Carolina 29607. The mailing address for Mr. Stewart is 108 Maple Brook Court, Simpsonville, S.C. 29681.

Name	Number of Shares Owned(1)	Rights to Acquire(2)	Percentage of Beneficial Ownership(3)
Richard W. Bailey	29,850	10,000	3.95%
Timothy A. Brett	15,000	10,000	2.48%
Marshall J. Collins, Jr.	41,500	10,000	5.10%
Ralph S. Crawley	50,000	10,000	5.94%
G. Mitchell Gault	15,100	10,000	2.49%
Robert T. Kellett	18,880	10,000	2.86%
Dennis O. Raines	5,500	10,000	1.53%
R. Lamar Simpson	18,200	4,000	2.21%
James D. Stewart	57,390	7,500	6.44%
Frank W. Wingate	12,000	30,000	4.08%
Directors, executive officers, and 5% owners as a group (10 persons)	263,420	111,500	33.73%

(1)
Includes shares for which the named person:

•
has sole voting and investment power,

•
has shared voting and investment power with a spouse or other person, or

•
holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

•
Does not include shares that may be acquired by exercising stock options.

(2)
Includes shares that may be acquired within the next 60 days by exercising stock options or warrants but does not include any other stock options.

(3)
Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

SUBMISSION OF SHAREHOLDER PROPOSALS

        We intend to hold a 2005 annual meeting of shareholders only if the merger is not completed. Shareholders desiring to have a proposal included in our proxy statement and form of proxy relating to the 2005 annual meeting were required to deliver a written copy of their proposal to our principal executive offices by November 28, 2004. Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. Proposals must be delivered to our principal executive offices on or before the later to occur of (i) 60 days prior to the annual meeting; or (ii) 10 days after notice of the annual meeting is provided to shareholders.

AGREEMENT AND PLAN OF MERGER

By And Between

SCBT FINANCIAL CORPORATION

(Buyer)

AND

NEW COMMERCE BANCORP

(Seller)

Dated as of

DECEMBER 16, 2004

5.28	DELIVERY OF SELLER DISCLOSURE MEMORANDUM.	A-25
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER		A-25
6.1	ORGANIZATION, STANDING, AND POWER.	A-25
6.2	AUTHORITY; NO BREACH BY AGREEMENT.	A-25
6.3	EXCHANGE ACT FILINGS; FINANCIAL STATEMENTS.	A-26
6.4	REPORTS.	A-26
6.5	BROKERS AND FINDERS.	A-27
6.6	CERTAIN ACTIONS.	A-27
6.7	AVAILABLE FUNDS.	A-27
6.8	STATEMENTS TRUE AND CORRECT.	A-27
ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION		A-27
7.1	AFFIRMATIVE COVENANTS OF SELLER.	A-27
7.2	NEGATIVE COVENANTS OF SELLER.	A-28
7.3	ADVERSE CHANGES IN CONDITION.	A-30
7.4	REPORTS.	A-30
ARTICLE 8 ADDITIONAL AGREEMENTS		A-30
8.1	PROXY STATEMENT; SHAREHOLDER APPROVAL.	A-30
8.2	OTHER OFFERS, ETC.	A-31
8.3	[RESERVED].	A-33
8.4	CONSENTS OF REGULATORY AUTHORITIES.	A-33
8.5	AGREEMENT AS TO EFFORTS TO CONSUMMATE.	A-33
8.6	INVESTIGATION AND CONFIDENTIALITY.	A-33
8.7	PRESS RELEASES.	A-34
8.8	CHARTER PROVISIONS.	A-34
8.9	EMPLOYEE BENEFITS AND CONTRACTS.	A-34
8.10	INDEMNIFICATION.	A-35
ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		A-36
9.1	CONDITIONS TO OBLIGATIONS OF EACH PARTY.	A-36
9.2	CONDITIONS TO OBLIGATIONS OF BUYER.	A-37
9.3	CONDITIONS TO OBLIGATIONS OF SELLER.	A-38
ARTICLE 10 TERMINATION		A-39
10.1	TERMINATION.	A-39
10.2	EFFECT OF TERMINATION.	A-40
10.3	TERMINATION FEE.	A-40
10.4	NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.	A-41
ARTICLE 11 MISCELLANEOUS		A-41
11.1	DEFINITIONS.	A-41
11.2	EXPENSES.	A-49
11.3	BROKERS AND FINDERS.	A-49
11.4	ENTIRE AGREEMENT.	A-49
11.5	AMENDMENTS.	A-49
11.6	WAIVERS.	A-49
11.7	ASSIGNMENT.	A-50
11.8	NOTICES.	A-50
11.9	GOVERNING LAW.	A-51
11.10	COUNTERPARTS.	A-51
11.11	CAPTIONS; ARTICLES AND SECTIONS.	A-51
11.12	INTERPRETATIONS.	A-51
11.13	ENFORCEMENT OF AGREEMENT.	A-51
11.14	SEVERABILITY.	A-51

LIST OF EXHIBITS

Exhibit	Description
A	Form of Support Agreement
B	Form of Employment Agreement
C	Form of Consulting Agreement
D	Form of Director's Agreement
E	Form of Claims Letter

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 16, 2004 is by and between SCBT Financial Corporation, a South Carolina corporation ("Buyer") and New Commerce BanCorp, a South Carolina corporation ("Seller").

Preamble

        The respective Boards of Directors of Buyer and Seller have determined that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of Seller by Buyer pursuant to the merger of Seller with and into Buyer, subject to Section 1.4 below. The transactions described in this Agreement are subject to the approvals of the shareholders of Seller, the Board of Governors of the Federal Reserve System or its delegee ("Federal Reserve"), the South Carolina Board of Financial Institutions (the "South Carolina Board"), and the Office of the Comptroller of the Currency ("OCC") as well as the satisfaction of certain other conditions described in this Agreement.

        Concurrently with the execution and delivery of this Agreement, as a condition and inducement to Buyer's willingness to enter into this Agreement, certain of the holders of the outstanding shares of Seller's Common Stock have executed and delivered to Buyer an agreement in substantially the form of Exhibit A (the "Support Agreements") pursuant to which they have agreed, among other things, subject to the terms of the Support Agreement, to vote the shares of Seller Common Stock held of record by such Persons to approve and adopt this Agreement.

        Certain capitalized terms used in this Agreement are defined in Section 11.1 of this Agreement.

        NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration and the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

1.1   Merger.

        Subject to the terms and conditions of this Agreement, at the Effective Time, Seller shall be merged with and into Buyer pursuant to and with the effect provided in Section 3-11-106 of the SCBCA (the "Merger"), and Buyer shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of South Carolina and New Commerce Bank, N.A. (the "Bank") shall become a wholly-owned subsidiary of Buyer. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Seller and Buyer.

1.2   Time and Place of Closing.

        The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. Eastern Time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M. Eastern Time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.3   Effective Time.

        The Merger and other transactions contemplated by this Agreement shall become effective on the date and time the Articles of Merger (the "Articles of Merger") reflecting the Merger shall be filed and become effective with the South Carolina Secretary of State (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five business days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Seller approve this Agreement to the extent such approval is required by applicable Law or such later date within 30 days thereof as may be specified by Buyer.

1.4   Restructure of Transaction

        Buyer shall have the right to revise the structure of the Merger contemplated by this Agreement by merging Seller with and into a wholly-owned subsidiary of Buyer, provided, that no such revision to the structure of the Merger shall result in (i) any changes in the amount or type of the consideration which the holders of shares of Seller Common Stock or Seller Rights are entitled to receive under this Agreement, or (ii) would unreasonably impede or delay consummation of the Merger. Buyer may exercise this right of revision by giving written notice to Seller in the manner provided in Section 11.8, which notice shall be in the form of an amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change.

ARTICLE 2
TERMS OF MERGER

2.1   Charter.

        The Articles of Incorporation of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise duly amended or repealed.

2.2   Bylaws.

        The Bylaws of Buyer in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise duly amended or repealed.

2.3   Directors and Officers.

        The directors of Buyer in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation's Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The officers of Buyer in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation's Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.

ARTICLE 3
MANNER OF CONVERTING SHARES

3.1   Effect on Seller Common Stock.

        (a)   At the Effective Time, in each case subject to Section 3.1(d), by virtue of the Merger and without any action on the part of the Parties or the holder thereof, each share of Seller Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Seller Common Stock held by either Party or any Subsidiary of a Party (in each case other than shares of

Seller Common Stock held on behalf of third parties or held by any Buyer Entity or Seller Entity, as a result of debts previously contracted) or shares of the Common Stock that are owned by shareholders properly exercising their dissenters' rights pursuant to Sections 33-13-101 through 33-13-310 of the SCBCA) (the "Dissenter Shares") shall be converted into the right to receive $18.00 (the "Per Share Purchase Price") in cash, less any applicable withholding Taxes. The aggregate Merger Consideration, including payments for the Seller Options and Seller Warrants, shall not exceed $20,183,000 (the "Merger Consideration").

        (b)   At the Effective Time, all shares of Seller Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Seller Common Stock (the "Certificates") shall thereafter represent only the right to receive the Merger Consideration and any Dissenting Shares shall thereafter represent only the right to receive applicable payments as set forth in Section 3.5.

        (c)   If, prior to the Effective Time, the outstanding shares of Seller Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Per Share Purchase Price.

        (d)   Each share of Seller Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of Seller Common Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefore and shall cease to exist (the "Excluded Shares").

3.2   Buyer Common Stock.

        At and after the Effective Time, each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Buyer Common Stock and shall not be affected by the Merger.

3.3   Seller Options.

        (a)   At the Effective Time, each outstanding option (each, a "Seller Option") to acquire a share of Seller Common Stock granted pursuant to Seller's 1999 Stock Incentive Plan then outstanding shall be cancelled and shall entitle the holder of each Seller Option to receive from Buyer, an amount of cash (without interest) equal to the excess, if any, of the amount of the Per Share Purchase Price over the exercise price per share of Seller Common Stock under such Seller Option (with the aggregate amount of such payment rounded down to the nearest cent) less applicable Taxes, if any, required to be withheld with respect to such payment. No consideration shall be paid with respect to any Seller Option, the exercise price of which exceeds the Per Share Purchase Price.

        (b)   The Seller's Board of Directors or its Compensation Committee shall make such adjustments and amendments to or make such determinations with respect to the Seller Options to effect the foregoing provisions of this Section 3.3.

3.4   Seller Warrants.

        Buyer shall pay each holder (each a "Warrantholder") of an outstanding warrant to purchase shares of Seller Common Stock (each, a "Seller Warrant" and collectively with the Seller Options, the "Seller Rights") upon surrender of each Warrant, an amount in cash (without interest) equal to the product obtained by multiplying (x) the total number of shares of Seller Common Stock issuable upon the exercise in full of each Seller Warrant held by such Warrantholder by (y) the excess, if any, of the amount of the Per Share Purchase Price over the exercise price per share of Seller Common Stock under such Seller Warrant (with the aggregate amount of such payment rounded down to the nearest cent) less applicable Taxes, if any, required to be withheld with respect to such payment. No consideration shall be paid for any Seller Warrant the exercise price per share of Seller Common Stock under which exceeds the Per Share Purchase Price, and each such Seller Warrant shall be cancelled as of the Effective Time.

3.5   Dissenting Shareholders.

        Any holder of shares of Seller Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Sections 33-13-101 through 33-13-310 of the SCBCA shall be entitled to receive from the Surviving Corporation, in lieu of the Per Share Purchase Price, the value of such shares as to which dissenters rights have been perfected in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with all applicable provisions of such Law, and surrendered to Seller the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Seller fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's Dissenting Shares, Buyer or the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of Seller Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares of Seller Common Stock held by such holder.

ARTICLE 4
PAYMENT OF SHARES

4.1   Payment Procedures.

        (a)   Promptly after the Effective Time, Buyer shall cause the exchange agent selected by Buyer (the "Exchange Agent") to mail to the former shareholders of Seller and former holders of Seller Rights appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates or other instruments theretofore representing shares of Seller Common Stock and Seller Rights shall pass, only upon proper delivery of such certificates or other instruments to the Exchange Agent). The certificate or certificates of Seller Common Stock and instruments representing Seller Rights so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of Seller Common Stock represented by certificates that is not registered in the transfer records of Seller, the Merger Consideration payable for such shares as provided in Section 3.1 may be issued to a transferee if the certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any certificate representing Seller Common Stock certificate or Seller Right shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration as provided for in Section 3.1. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Buyer shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Merger Consideration as provided in Section 3.1.

        (b)   After the Effective Time, each holder of shares of Seller Common Stock (other than Excluded Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, without interest, pursuant to this Section 4.1. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither any Buyer Entity, nor any Seller Entity, nor the Exchange Agent shall be liable to any holder of Seller Common Stock or to any holder of Seller Rights for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (c)   Each of Buyer and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Seller Common Stock and Seller Rights such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any amounts are so withheld by Buyer, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Seller Common Stock or Seller Rights, as applicable in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent, as the case may be.

        (d)   Adoption of this Agreement by the shareholders of Seller shall constitute ratification of the appointment of the Exchange Agent.

4.2   Rights of Former Seller Shareholders.

        At the Effective Time, the stock transfer books of Seller shall be closed as to holders of Seller Common Stock and no transfer of Seller Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Seller Common Stock (other than certificates representing Excluded Shares and Dissenting Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in Article 3.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER AND BANK

        Seller represents and warrants to Buyer, except as set forth on the Seller Disclosure Memorandum with respect to each such Section below, as follows:

5.1   Organization, Standing, and Power.

        Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. Each of Seller and the Bank has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Each of the Seller and the Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seller

Material Adverse Effect. The minute book and other organizational documents for each of Seller and the Bank have been made available to Buyer for its review and, except as disclosed in Section 5.1 of the Seller Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective Board of Directors (including any committees of the Board of Directors) and shareholders thereof. The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Bank are insured by the FDIC's Bank Insurance Fund.

5.2   Authority of Seller; No Breach By Agreement.

        (a)   Seller has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the approval of the Merger by Seller's shareholders in accordance with this Agreement and the SCBCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of Seller, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Seller Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of each of Seller and the Bank, enforceable against each of Seller and the Bank in accordance with its terms.

        (b)   Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller and the Bank of the transactions contemplated hereby, nor compliance by Seller and the Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Seller's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or association or bylaws of any Seller Subsidiary or any resolution adopted by the board of directors or the shareholders of any Seller Entity, or (ii) except as disclosed in Section 5.2 of the Seller Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Seller Entity under, any Contract or Permit of any Seller Entity or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Seller Entity or any of their respective material Assets (including any Buyer Entity or any Seller Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Buyer Entity or any Seller Entity being reassessed or revalued by any Regulatory Authority).

        (c)   Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by Seller of the Merger and the other transactions contemplated in this Agreement.

5.3   Capital Stock.

        (a)   The authorized capital stock of Seller consists only of 10,000,000 shares of Seller Common Stock, of which 1,000,000 shares are issued and outstanding as of the date of this Agreement, 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this Agreement, and, assuming that all of the issued and outstanding Seller Options or Seller Warrants are exercised, not more than 1,244,500 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Seller are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Seller has been issued in violation of any preemptive rights of the current or past shareholders of Seller.

        (b)   Except for the 154,500 shares of Seller Common Stock reserved for issuance pursuant to outstanding Seller Options and 90,000 shares of Seller Common Stock reserved for issuance pursuant to outstanding Seller Warrants, each as disclosed in Section 5.3(b) of the Seller Disclosure Memorandum, there are no shares of capital stock or other equity securities of Seller reserved for issuance and no outstanding Rights relating to the capital stock of Seller.

        (c)   Except as specifically set forth in this Section 5.3, there are no shares of Seller capital stock or other equity securities of Seller outstanding and there are no outstanding Rights with respect to any Seller securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange or issuance of any securities of Seller.

5.4   Seller Subsidiaries.

        Seller has disclosed in Section 5.4 of the Seller Disclosure Memorandum each of the Seller Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the Seller Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the form of organization and the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the Seller Disclosure Memorandum, Seller owns, directly or indirectly all of the issued and outstanding shares of capital stock (or other equity interests) of each Seller Subsidiary. No capital stock (or other equity interest) of any Seller Subsidiary is or may become required to be issued (other than to another Seller Entity) by reason of any Rights, and there are no Contracts by which any Seller Subsidiary is bound to issue (other than to another Seller Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any Seller Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Seller Subsidiary (other than to another Seller Entity). There are no Contracts relating to the rights of any Seller Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Seller Subsidiary. All of the shares of capital stock (or other equity interests) of each Seller Subsidiary are fully paid and nonassessable (except as provided in 12 U.S.C. 55 with respect to the Bank) and are owned directly or indirectly by Seller free and clear of any Lien. Except as disclosed in Section 5.4 of the Seller Disclosure Memorandum, each Seller Subsidiary is a national banking association, corporation, limited liability company, limited partnership or limited liability partnership, and each such Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate or entity power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Seller Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect. The minute book and other organizational documents for each Seller Subsidiary have been made available to Buyer for its review, and, except as disclosed in Section 5.4 of the Seller Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

5.5   Exchange Act Filings; Financial Statements.

        (a)   Seller has timely filed and made available to Buyer all Exchange Act Documents required to be filed by Seller since December 31, 1999 (the "Seller Exchange Act Reports") as listed in Section 5.5 of the Seller Disclosure Memo. The Seller Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller Exchange Act Reports or necessary in order to make the statements in such Seller Exchange Act Reports not misleading. Seller has delivered to Buyer all comment letters received by Seller from the staffs of the SEC and the OCC and all responses to such comment letters by or on behalf of Seller with respect to all filings under the Securities Laws. Seller's principal executive officer and principal financial officer (and Seller's former principal executive officers and principal financial officers, as applicable) have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to Seller's Exchange Act Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Seller nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. No Seller Subsidiary is required to file any Exchange Act Documents.

        (b)   Each of the Seller Financial Statements (including, in each case, any related notes) contained in the Seller Exchange Act Reports, including any Seller Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the Exchange Act, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-QSB of the Exchange Act), and fairly presented the financial position of Seller and its Subsidiaries as at the respective dates and the results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and were certified to the extent required by the Sarbanes-Oxley Act.

        (c)   Seller's independent public accountants, which have expressed their opinion with respect to the Financial Statements of Seller and its Subsidiaries included in Seller's Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) "independent" with respect to Seller within the meaning of Regulation S-X and (z) with respect to Seller, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. Section 5.5(c) of the Seller Disclosure Memorandum lists all non-audit services preformed by Seller's independent public accountants for Seller and its Subsidiaries.

        (d)   Seller maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Seller and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Seller's Exchange Act Documents. Seller and its directors and executive officers have complied at all times with Section 16(a) of the Exchange Act, including the filing requirements thereunder.

5.6   Absence of Undisclosed Liabilities.

        No Seller Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheet of Seller as of September 30, 2004, included in the Seller Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated by this Agreement. Section 5.6 of the Seller Disclosure Memorandum lists, and Seller has attached and delivered to Buyer copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the Exchange Act) effected by Seller or its Subsidiaries other than letters of credit and unfunded loan commitments or credit lines. Except as disclosed in Section 5.6 of the Seller Disclosure Memorandum, no Seller Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $50,000. Except (x) as reflected in Seller's balance sheet at September 30, 2004 or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the ordinary course of business since September 30, 2004 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither Seller nor any of its Subsidiaries has any Material Liabilities or obligations of any nature.

5.7   Absence of Certain Changes or Events.

        Except as disclosed in the Seller Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Seller Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, (ii) none of the Seller Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Seller provided in Article 7, and (iii) since December 31, 2003 the Seller Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

5.8   Tax Matters.

        (a)   All Seller Entities have timely filed with the appropriate Taxing Authorities, all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. None of the Seller Entities is the beneficiary of any extension of time within which to file any Tax Return. All Taxes of the Seller Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the Seller Entities. No claim has ever been made by an authority in a jurisdiction where any Seller Entity does not file a Tax Return that such Seller Entity may be subject to Taxes by that jurisdiction.

        (b)   None of the Seller Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of any Seller Entity or the assets of any Seller Entity. No officer or employee responsible for Tax matters of any Seller Entity expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of the company which, by application of the same or similar principles, could be expected to result in a proposed deficiency for any subsequent taxable period.

None of the Seller Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

        (c)   Each Seller Entity has complied with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law.

        (d)   The unpaid Taxes of each Seller Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Seller Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Seller Entities in filing their Tax Returns.

        (e)   Except as described in Section 5.8(e) of the Seller Disclosure Memorandum, none of the Seller Entities is a party to any Tax allocation or sharing agreement and none of the Seller Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

        (f)    During the five-year period ending on the date hereof, none of the Seller Entities was a "distributing corporation" or a "controlled corporation" as defined in, and in a transaction intended to be governed by Section 355 of the Code.

        (g)   Except as disclosed in Section 5.8(g) of the Seller Disclosure Memorandum, none of the Seller Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. Seller is not, and has not been, a United States real property holding corporation within the meaning of Code Section 897(c)(1)(A)(ii). None of the Seller Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no taxable income of Seller that will be required under applicable tax law to be reported by Buyer, including the Company, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. The net operating losses of the Seller Entities disclosed in Section 5.8(g) of the Seller Disclosure Memorandum are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.

        (h)   Each of the Seller Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

        (i)    No Seller Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

        (j)    No property owned by any Seller Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,

(ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (iv) "limited use property" within the meaning of Rev. Proc. 76-30, (v) subject to Section 168(g)(1)(A) of the Code or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

        (k)   No Seller Entity has any "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

        (l)    Seller has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

        (m)  No Seller Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.

        (n)   Seller has provided Buyer with complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the Seller Entities relating to the taxable periods since 2000 and (ii) any audit report issued within the last four (4) years relating to any Taxes due from or with respect to the Seller Entities.

        (o)   No Seller Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any Seller Entities, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Seller Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

        (p)   No Seller Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

        For purposes of this Section 5.8, any reference to the Seller or any Seller Entity shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with the Seller or a Seller Entity.

5.9   Allowance for Possible Loan Losses; Loan and Investment Portfolio, etc.

        (a)   The Seller's allowance for possible loan, lease, securities or credit losses (the "Allowance") shown on the balance sheets of Seller included in the most recent Seller Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of Seller included in the Seller Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan, lease and securities portfolios (including accrued interest receivables, letters of credit and commitments to make loans or extend credit), by the Seller Entities as of the dates thereof. The Seller Financial Statements fairly present the fair market values of all loans, leases, securities, tangible and intangible assets and liabilities, and any impairments thereof.

        (b)   As of the date hereof, all loans, discounts and leases (in which any Seller Entity is lessor) reflected on Seller's Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and are the legal and binding obligations of the obligors thereof, (b) evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured, to the Knowledge of Seller, by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts and financing leases as of November 30, 2004 and on a monthly basis thereafter, and of the investment portfolios of each Seller Entity as of such date, have been and will be delivered to Buyer concurrently with the Seller Disclosure Memorandum. Except as specifically set forth in Section 5.9(b) of the Seller Disclosure Memorandum, neither Seller nor the Bank is a party to any written or oral loan agreement, note or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) to Seller's Knowledge, otherwise in material default for more than 30 days, (iii) classified as "substandard," "doubtful," "loss," "other assets especially mentioned" or any comparable classification by Seller or by any applicable Regulatory Authority or Reserve, (iv) an obligation of any director, executive officer or 10% shareholder of any Seller Entity who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in violation of any Law.

5.10    Assets.

        (a)   Except as disclosed in Section 5.10 of the Seller Disclosure Memorandum or as disclosed or reserved against in the Seller Financial Statements delivered prior to the date of this Agreement, the Seller Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Seller Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Seller's past practices.

        (b)   All Assets which are material to Seller's business, held under leases or subleases by any of the Seller Entities, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect.

        (c)   The Seller Entities currently maintain insurance, including bankers' blanket bonds, with insurers of recognized financial responsibility, similar in amounts, scope, and coverage to that maintained by other peer organizations. None of the Seller Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) that similar coverage will be denied or limited or not extended or renewed with respect to any Seller Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any Seller Entity will not be covered by such insurance or bond. There are presently no claims for amounts exceeding $25,000 individually or in the aggregate pending under such policies of insurance or bonds, and no notices of claims in excess of such amounts have been given by any Seller Entity under such policies. Seller has made no claims, and no claims are contemplated to be made, under its directors' and officers' errors and omissions or other insurance or bankers' blanket bond.

        (d)   The Assets of the Seller Entities include all Assets required to operate the business of the Seller Entities as presently conducted.

5.11    Intellectual Property.

        Each Seller Entity owns or has a license to use all of the Intellectual Property used by such Seller Entity in the course of its business, including sufficient rights in each copy possessed by each Seller Entity. Each Seller Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Seller Entity in connection with such Seller Entity's business operations, and such Seller Entity has the right to convey by sale or license any

Intellectual Property so conveyed. No Seller Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Seller threatened, which challenge the rights of any Seller Entity with respect to Intellectual Property used, sold or licensed by such Seller Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Seller Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Seller Disclosure Memorandum, no Seller Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.11 of the Seller Disclosure Memorandum, Seller has Contracts with each of its directors, officers, or employees which require such officer, director or employee to assign any interest in any Intellectual Property to a Seller Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Seller Entity, and to Seller's Knowledge, no such officer, director or employee is party to any Contract with any Person other than a Seller Entity which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Seller Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Seller Entity. To Seller's Knowledge, no officer, director or employee of any Seller Entity is party to any confidentiality, nonsolicitation, noncompetition or other Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Seller Entity.

5.12    Environmental Matters.

        (a)   Seller has delivered, or caused to be delivered to Buyer, or provided Buyer access to, true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, and other environmental reports and studies held by any Seller Entity relating to its Participating Facilities and Operating Facilities. To Seller's Knowledge, there are no material violations of Environmental Laws or properties that secure loans made by Seller or Bank.

        (b)   To Seller's Knowledge, each Seller Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

        (c)   There is no Litigation pending or to Seller's Knowledge, threatened before any Governmental Authority or other forum in which any Seller Entity or any of its Operating Properties or Participation Facilities (or Seller in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Seller Entity or any of its Operating Properties or Participation Facilities.

        (d)   During the period of (i) any Seller Entity's ownership or operation of any of their respective current properties, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any Seller Entity's ownership or operation of any of their respective current properties, (ii) any Seller Entity's participation in the management of any Participation Facility, or (iii) any Seller Entity's holding of a security interest in any Operating Property, to Seller's Knowledge, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property,

5.13    Compliance with Laws.

        (a)   Seller is a bank holding company duly registered and in good standing as such with the Federal Reserve and the Commissioner. Seller Bank is a member in good standing of the Federal Reserve System and the FDIC.

        (b)   Compliance with Permits, Laws and Orders.

            (i)  Each of the Seller Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are material and required for it to own, lease, or operate its material assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

           (ii)  None of the Seller Entities is in Default under any Laws or Orders applicable to its business or employees conducting its business.

          (iii)  None of the Seller Entities has received any notification or communication from any Governmental Authority, (A) asserting that Seller or any of its Subsidiaries is in Default under any of the Permits, Laws or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring Seller or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking, which restricts materially the conduct of its business, or in any material manner relates to its management.

          (iv)  There (A) is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Seller or any of its Subsidiaries, (B) and no notices or correspondence received by Seller with respect to formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to Seller's or any of Seller's Subsidiaries' business, operations, policies or procedures since January 1, 2001, and (C) is not any pending or, to its Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation or review of it or any of its Subsidiaries.

           (v)  None of the Seller Entities nor any of its directors, officers, employees or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, any thing of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (vi)  Each Seller Entity has complied with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Seller Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 21.11.

5.14    Labor Relations.

        (a)   No Seller Entity is the subject of any Litigation asserting that it or any other Seller Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Seller Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Seller Entity party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Seller's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any Seller Entity pending or threatened and there has been no such actions or disputes in the past five years. To Seller's Knowledge, there has not been any attempt by any Seller Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Seller Entity. Except as disclosed in Section 5.14 of the Seller Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of each Seller Entity is terminable at will by the relevant Seller Entity without (i) any penalty, liability or severance obligation incurred by any Seller Entity, (ii) and in all cases without prior consent by any Governmental Authority. No Seller Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, including any amounts incurred for any wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments or severance obligations except as disclosed in Section 5.14 of the Seller Disclosure Memorandum.

        (b)   All of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

        (c)   No Seller Entity has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Seller Entity; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any Seller Entity; and no Seller Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any Seller Entity's employees has suffered an "employment loss" (as defined in the WARN Act) since six months prior to the Closing Date.

        (d)   Section 5.14 of the Seller Disclosure Memorandum contains a list of all independent contractors of each Seller Entity (separately listed by Seller Entity) and each such Person meets the standard for an independent contractor under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws) and no such Person is an employee of any Seller Entity under any applicable Law.

5.15    Employee Benefit Plans

        (a)   Seller has disclosed in Section 5.15 of the Seller Disclosure Memorandum, and has delivered to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Seller Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Seller Benefit Plans") and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which any Seller Entity or ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the Seller Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "Seller ERISA Plan." Each Seller ERISA Plan which is also a "defined benefit plan" (as defined in Code Section 414(j)) is referred to herein as a "Seller Pension Plan," and is identified as such in Section 5.15 of the Seller Disclosure Memorandum.

        (b)   Seller has delivered to Buyer prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Employee Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the United States Internal Revenue Service ("IRS"), the United States Department of Labor ("DOL") or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2001-17 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Employee Benefit Plan for the current plan year and the three preceding plan years, and (v) the most recent summary plan descriptions and any material modifications thereto.

        (c)   Each Seller Benefit Plan is in compliance with the terms of such Seller Benefit Plan, in compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in compliance with any other applicable Laws. Each Seller ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that is still in effect and applies to the Seller ERISA Plan as amended and as administered or, within the time permitted under Code Section 401(b), has timely applied for a favorable determination letter which when issued will apply retroactively to the Seller ERISA Plan as amended and as administered. Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Seller has not received any communication (written or unwritten) from any government agency questioning or challenging the compliance of any Seller Benefit Plan with applicable Laws. No Seller Benefit Plan is currently being audited by any Governmental agency for compliance with applicable Laws or has been audited with a determination by Authorities among Governmental Authority that the Employee Benefit Plan failed to comply with applicable Laws.

        (d)   There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of the Seller which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither Seller nor any administrator or fiduciary of any Seller Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject Seller or Buyer to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the Seller Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Seller Benefit Plan.

        (e)   All Seller Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Seller Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS or the DOL, and distributed to participants of the Seller Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

        (f)    To the Seller's Knowledge, no "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code Section 4975(e)(2)) of any Seller Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Code Section 4975(c) or ERISA Section 406).

        (g)   Seller does not have, and never has had, a Seller Pension Plan. All contributions with respect to an Employee Benefit Plan of Seller, or any of its ERISA Affiliates that is subject to Code Section 412 or ERISA Section 302 have or will be timely made and, with respect to any such Employee Benefit Plan, there is no Lien nor is there expected to be a Lien under Code Section 412(n) or ERISA Section 302(f) or Tax under Code Section 4971. Neither Seller nor any of its ERISA Affiliates is subject to or can reasonably be expected to become subject to a Lien under Code Section 401(a)(29).

All premiums required to be paid under ERISA Section 4006 have been timely paid by Seller and by its ERISA Affiliates.

        (h)   No Liability under Title IV of ERISA has been or is expected to be incurred by Seller or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by Seller or its ERISA Affiliates with respect to any ongoing, frozen, or terminated single-employer plan of Seller or the single-employer plan of any ERISA Affiliate. There has been no "reportable event," within the meaning of ERISA Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen, or terminated single employer plan of Seller or of an ERISA Affiliate.

        (i)    Except as disclosed in Section 5.15 of the Seller Disclosure Memorandum, no Seller Entity has any Liability for retiree health and life benefits under any of the Seller Benefit Plans and there are no restrictions on the rights of such Seller Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Seller Benefit Plan and no circumstance exists which could give rise to such Taxes.

        (j)    Except as disclosed in Section 5.15 of the Seller Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Seller Entity from any Seller Entity under any Seller Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Seller Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any Seller Entity or the rights of any Seller Entity in, to or under any insurance on the life of any current or former officer, director or employee of any Seller Entity, or change any rights or obligations of any Seller Entity with respect to such insurance.

        (k)   The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Seller Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the Seller Financial Statements to the extent required by and in accordance with GAAP.

        (l)    All individuals who render services to any Seller Entity and who are authorized to participate in a Seller Benefit Plan pursuant to the terms of such Seller Benefit Plan are in fact eligible to and authorized to participate in such Seller Benefit Plan. All individuals participating in (or eligible to participate in) any Seller Benefit Plan are common-law employees of a Seller Entity.

        (m)  On or after September 26, 1980, neither the Seller nor any of its ERISA Affiliates has had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

        (n)   There are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Successor Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as Seller presently holds. Each Seller Entity will, upon the execution and delivery of this Agreement, and will continue to have, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

5.16    Material Contracts.

        (a)   Except as disclosed in Section 5.16 of the Seller Disclosure Memorandum or otherwise reflected in the Seller Financial Statements, none of the Seller Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, (ii) any Contract relating to the borrowing of money by any Seller Entity or the guarantee by any Seller Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds repurchase agreements, fully-secured by the United States government and government agency securities, and Federal Home Loan Bank advances of depository institution Subsidiaries incurred in the ordinary course of Seller's business, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of Seller's business), (iii) any Contract which prohibits or restricts any Seller Entity or any personnel of a Seller Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Seller Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $25,000), (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract that would be required to be filed as an exhibit to a Form 10-KSB filed by Seller as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act (together with all Contracts referred to in Sections 5.11 and 5.15(a), the "Seller Contracts").

        (b)   With respect to each Seller Contract and except as disclosed in Section 5.16(b) of the Seller Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Seller Entity is in Default thereunder; (iii) no Seller Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is, to Seller's Knowledge, in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no consent is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. All of the indebtedness of any Seller Entity for money borrowed is prepayable at any time by such Seller Entity without penalty, premium or charge, except as specified in Section 5.16(b) of the Seller Disclosure Memorandum

5.17    Privacy of Customer Information.

        (a)   Each Seller Entity is the sole owner of all individually identifiable personal information relating to identifiable or identified natural person ("IIPI") relating to customers, former customers and prospective customers that will be transferred to Buyer and the Buyer Entities pursuant to this Agreement.

        (b)   Each Seller Entity's collection and use of such IIPI the transfer of such IIPI to the Buyer and the Buyer Entities, and the use of such IIPI by the Buyer Entities as contemplated by this Agreement complies with Seller's privacy policy, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable privacy Laws, and any Contract and industry standard relating to privacy.

5.18    Legal Proceedings.

        There is no Litigation instituted or pending, or, to the Knowledge of Seller, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against any Seller Entity, or against any director, officer, employee or agent of any Seller Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Seller Entity or Employee Benefit Plan of any Seller Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect, nor are there any Orders outstanding against any Seller Entity. Section 5.18(a) of the Seller Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement (a) to which any Seller Entity is a party and which names a Seller Entity as a defendant or cross-defendant or for which any Seller Entity has any potential Liability or (b) against any director or officer of Seller pursuant to Section 8A or 20(b) of the Securities Act of Section 21(d) or 21C of the Exchange Act. Section 5.18(b) of the Seller Disclosure Memorandum contains a summary of all Orders to which any Seller Entity is subject. No claim for indemnity has been made or, to Seller's Knowledge, threatened by any director, officer, employee, independent contractor or agent to any Seller Entity and to Seller's knowledge, no basis for any such claim exists.

5.19    Reports.

        Since January 1, 1999, each Seller Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5.20    Books and Records.

        Seller and each Seller Entity maintains accurate books and records reflecting its Assets and Liabilities and maintains proper and adequate internal accounting controls which provide assurance that (a) transactions are executed with management's authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Seller and to maintain accountability for Seller's consolidated Assets; (c) access to Seller's Assets is permitted only in accordance with management's authorization; (d) the reporting of Seller's Assets is compared with existing Assets at regular intervals; and (e) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

5.21    Loans to Executive Officers and Directors.

        Seller has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Seller, except as permitted by Section 13(k) of the Exchange Act and Federal Reserve Regulation O. Section 5.21 of the Seller Disclosure Memorandum identifies any loan or extension of credit maintained by Seller to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

5.22    Regulatory Matters.

        No Seller Entity or, to Seller's Knowledge, any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b).

5.23    State Takeover Laws.

        Each Seller Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws, (collectively, "Takeover Laws").

5.24    Shareholders' Voting Agreements.

        Each of the directors of Seller and each of the Beneficial Owners of 5% or more of the outstanding shares of Seller Common Stock has executed and delivered to Buyer the Support Agreements in the form of Exhibit A hereto.

5.25    Brokers and Finders; Opinion of Financial Advisor.

        Except for Seller Financial Advisor, neither Seller nor its Subsidiaries, or any of their respective officers, directors, employees or Representatives, has employed any broker, finder or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder's or other fees in connection with this Agreement or the transactions contemplated hereby. Seller has received the written opinion of the Seller Financial Advisor, dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the holders of Seller Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been or will be delivered to Buyer.

5.26    Board Recommendation.

        The Board of Directors of Seller, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, the Support Agreements and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of the Seller's shareholders and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of Seller Common Stock approve this Agreement, the Merger and the related transactions and to call and hold a special meeting of Seller's shareholders to consider this Agreement, the Merger and the related transactions.

5.27    Statements True and Correct.

        (a)   No statement, certificate, instrument, or other writing furnished or to be furnished by any Seller Entity or any Affiliate thereof to Buyer pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   None of the information supplied or to be supplied by any Seller Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Seller's shareholders in connection with the Seller's Shareholders' Meeting, and any other documents to be filed by a Seller Entity or any Affiliate thereof under the Securities Act or the Exchange Act or with any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the Seller's shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of Seller's Shareholders' Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Seller's Shareholders' Meeting.

        (c)   All documents that any Seller Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.28    Delivery of Seller Disclosure Memorandum.

        Seller has delivered to Buyer a complete Seller Disclosure Memorandum.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

6.1   Organization, Standing, and Power.

        Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect.

6.2   Authority; No Breach By Agreement.

        (a)   Buyer has the corporate power and authority necessary to execute, deliver and perform this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer. This Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

        (b)   Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer's Articles of Incorporation or Bylaws, or (ii) except as disclosed in Section 6.2 of the Buyer Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Entity under, any Contract or Permit of any Buyer Entity, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets.

        (c)   Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by Buyer of the Merger and the other transactions contemplated in this Agreement.

6.3   Exchange Act Filings; Financial Statements.

        (a)   Buyer has timely filed and made available to Seller all Exchange Act Documents required to be filed by Buyer since December 31, 1999 (together with all such Exchange Act Documents filed, whether or not required to be filed, the "Buyer Exchange Act Reports"). The Buyer Exchange Act Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer Exchange Act Reports or necessary in order to make the statements in such Buyer Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Except for Buyer Subsidiaries that are registered as a securities broker or dealer or investment advisor, no Buyer Subsidiary is required to file any Exchange Act Documents.

        (b)   Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer Exchange Act Reports, including any Buyer Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect. The Buyer Financial Statements are certified to the extent required by the Sarbanes-Oxley Act.

        (c)   Buyer's independent public accountants, which have expressed their opinion with respect to the Financial Statements of Buyer included in Buyer's Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) "independent" with respect to Seller within the meaning of Regulation S-X and, (z) with respect to Buyer, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.

        (d)   Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Buyer is made known on a timely basis to the individuals responsible for the preparation of Buyer's Exchange Act Documents.

6.4   Reports.

        Since January 1, 2002, each Buyer Entity has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each such report, statement and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.5   Brokers and Finders.

        Except for Sandler O'Neill & Partners, L.P., neither Buyer nor any of their respective officers, directors, employees or Representatives, has employed any broker or finder or insured any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby.

6.6   Certain Actions.

        No Buyer Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b).

6.7   Available Funds.

        Buyer has available to it, or as of the Effective Time will have available to it, all funds necessary for the payment of the Merger Consideration and has funds available to it to satisfy its payment obligations under this Agreement.

6.8   Statements True and Correct.

        (a)   No statement, certificate, instrument or other writing furnished or to be furnished by any Buyer Entity or any Affiliate thereof to Seller pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Seller's shareholders in connection with Seller's Shareholders' Meetings, or any other documents, to be filed by any Buyer Entity or any Affiliate thereof under the Securities Act or the Exchange Act or with any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to Seller's shareholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of Seller's Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Seller's Shareholders' Meetings.

        (c)   All documents that any Buyer Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1   Affirmative Covenants of Seller.

        (a)   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and

(iii) take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b) or 9.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

        (b)   From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Seller shall have been obtained, and except as otherwise expressly contemplated herein, Buyer shall, and shall cause each of its Subsidiaries to, take no action which would (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 9.1(b) or 9.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

        (c)   Seller shall, and shall cause each of its Subsidiaries to cooperate with Buyer and to provide all necessary corporate approvals, and to cooperate in seeking all approvals of any business combinations of such Seller and its Subsidiaries requested by Buyer, provided, the effective time of such business combinations is on or after the Effective Time of the Merger. Seller will use its reasonable efforts to obtain an executed Support Agreement from each non-Director Beneficial Owner of greater than 5% of Seller Common Stock, following the execution of this Agreement.

        (d)   Seller shall, and shall cause, each of its Subsidiaries to make such additions to the Allowance as are reasonable pursuant to the terms of this Agreement and consistent with GAAP and the requirements or guidelines of applicable Regulatory Authorities, taking into account Buyers' diligence review of Seller's loan portfolio.

7.2   Negative Covenants of Seller.

        From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Seller covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

        (a)   amend the Articles of Incorporation, Articles of Association, Bylaws or other governing instruments of any Seller Entity;

        (b)   incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of any Seller Entity consistent with past practices and that are prepayable without penalty, charge or other payment (which shall include, for Seller Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities), or impose, or suffer the imposition, on any Asset of any Seller Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers' acceptances, "treasury tax and loan" accounts established in the ordinary course of business of Subsidiaries that are depository institutions, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Seller Disclosure Memorandum);

        (c)   repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Seller Entity, or declare or pay any dividend or make any other distribution in respect of Seller's capital stock;

        (d)   except for this Agreement, or pursuant to the exercise of Seller Options or Seller Warrants outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Seller Common Stock, any other capital stock of any Seller Entity, or any Right;

        (e)   adjust, split, combine or reclassify any capital stock of any Seller Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Seller Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise (i) any shares of capital stock of any Seller Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration;

        (f)    except for purchases of U.S. Government securities or U.S. Government agency securities, which in either case have maturities of one year or less, purchase any securities or make any material investment except in the ordinary course of business consistent with past practice, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Seller Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

        (g)   except as set forth on Section 7.2(g) of the Seller Disclosure Memorandum, (i) grant any bonus or increase in compensation or benefits to the employees, officers or directors of any Seller Entity,; (ii) pay or commit or agree to pay any severance or termination pay, or any stay or other bonus to any Seller director, officer or employee; (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors or agents of any Seller Entity; (iv) change any fees or other compensation or other benefits to directors of any Seller Entity; or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Rights or restricted stock, or reprice Rights granted under the Seller Stock Plans or authorize cash payments in exchange for any Rights; or accelerate or vest or commit or agree to accelerate or vest any amounts, benefits or rights payable by any Seller Entity;

        (h)   enter into or amend any employment Contract between any Seller Entity and any Person (unless such amendment is required by Law) that the Seller Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

        (i)    adopt any new employee benefit plan of any Seller Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of any Seller Entity other than any such change that is required by Law or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law, the terms of such plans or consistent with past practice;

        (j)    make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements or GAAP;

        (k)   commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Seller Entity for material money damages or restrictions upon the operations of any Seller Entity; or

        (l)    enter into, modify, amend or terminate any material Contract (including any loan Contract with respect to any extension of credit with an unpaid balance exceeding $250,000) or waive, release, compromise or assign any material rights or claims. Seller shall not make or suffer any material adverse changes in the mix, rates, terms or maturities of the Seller's deposits and other Liabilities;

        (m)  take any action to or fail to take any action that will cause Closing Shareholders' Equity to be less than $7,900,000; or

        (n)   take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of this Merger.

7.3   Adverse Changes in Condition.

        Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

7.4   Reports.

        Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

ARTICLE 8
ADDITIONAL AGREEMENTS

8.1   Proxy Statement; Shareholder Approval.

        (a)   As promptly as reasonably practicable after execution of this Agreement, (i) in connection with the Seller's Shareholders' Meeting, Seller shall prepare and file with the Commission, a Proxy Statement and subject to the requirements of the applicable Regulatory Authorities, mail such Proxy Statement to Seller's shareholders, and (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement. Buyer and Seller shall timely and properly make all necessary filings with respect to the Merger under the Securities Laws. Seller will advise Buyer, when the definitive Proxy Statement or any supplement or amendment has been filed, or of any request by the Commission for the amendment or supplement of the Proxy Statement, or for additional information. Buyer and Seller shall provide each other promptly with copies of all filings and letters to and from the Commission and other Regulatory Authorities. Buyer shall be entitled to review and comment on this Proxy Statement prior to it being filed with the Commission.

        (b)   Seller shall duly call, give notice of, convene and hold a Shareholders' Meeting, to be held as soon as reasonably practicable after the definitive Proxy Statement is filed with the Commission and not later than 35 days thereafter on a date reasonably acceptable to Buyer, for the purpose of voting upon approval and adoption of this Agreement, the Merger, and the related transactions ("Seller Shareholder Approval") and such other related matters as it deems appropriate and shall, subject to the provisions of Section 8.1(c), through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement and use its reasonable efforts to obtain the Seller Shareholder Approval.

        (c)   Neither the Board of Directors of Seller nor any committee thereof shall (i) except as expressly permitted by this Section 8.1(c), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other document, instrument or agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to the adoption of this Agreement by the holders of Seller Common Stock, the Board of Directors of Seller determines in good faith that it has received a Superior Proposal and, after receipt of advice from outside counsel, that the failure to accept the Superior Proposal would result in the Board of Directors of Seller breaching its fiduciary duties to Seller shareholders under applicable Law, the Board of Directors of Seller may (subject to this and the following sentences) inform Seller shareholders that it no longer believes that the Merger is advisable and no longer recommends approval and may (subject to this Section 8.1(c)) approve or recommend a Superior Proposal (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Merger (a "Subsequent Determination"), but only at a time that is after the fifth business day following Buyer's receipt of written notice advising Buyer that the Board of Directors of Seller has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, Seller shall provide Buyer reasonable opportunity during this five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Seller to proceed with its recommendation to its shareholders without a Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. Notwithstanding any other provision of this Agreement, except to the extent prohibited by the SCBCA determined by Seller after consultation with Seller's counsel, Seller shall submit this Agreement to its shareholders at its Shareholders' Meeting even if the Board of Directors of Seller determines at any time after the date hereof that it is no longer advisable or recommends that Seller shareholders reject it, in which case the Board of Directors of Seller may communicate the basis for its lack of recommendation to the shareholders in the Proxy Statement or any appropriate amendment or supplement thereto.

        (d)   Seller agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement and any amendment or supplement thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, along with the SCBCA, and (ii) none of the information supplied by Seller or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will at the date of the mailing to its shareholders or at the time of the meeting of its shareholders held for the purpose of obtaining the Seller shareholder approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

8.2   Other Offers, Etc.

        (a)   No Seller Entity shall, nor shall it authorize or permit any of its Affiliates or Representatives to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person or "Group" (as such term is defined in Section 13(d) under the Exchange Act)

any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) subject to Section 8.2(c), approve, endorse or recommend any Acquisition Proposal, or (iv) enter into any Acquisition Agreement contemplating or otherwise relating to any Acquisition Transaction; provided, however, that this Section 8.2(a) shall not prohibit a Seller Entity from furnishing nonpublic information regarding any Seller Entity to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if (A) no Seller Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 8.2, (B) the Board of Directors of Seller determines in its good faith judgment (based on, among other things, the advice of the Seller Financial Advisor that such Acquisition Proposal constitutes a Superior Proposal, (C) the Board of Directors of Seller concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties, as such duties would exist in the absence of this Section 8.2, to the shareholders of Seller under applicable Law, (D) (1) at least five business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person or Group, Seller gives Buyer written notice of the identity of such Person or Group and of Seller's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person or Group, and (2) Seller receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to the disclosing Party than the terms of the Confidentiality Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Seller to Buyer). In addition to the foregoing, Seller shall provide Buyer with at least five business days' prior written notice of a meeting of the Board of Directors of Seller at which meeting the Board of Directors of Seller is reasonably expected to resolve to recommend a Superior Proposal to its shareholders and together with such notice a copy of the most recently proposed documentation relating to such Superior Proposal; provided, further, that Seller hereby agrees promptly to provide to Buyer any revised documentation and any Acquisition Agreement.

        (b)   In addition to the obligations of Seller set forth in Section 8.2(a), as promptly as practicable, after any of the executive officers of Seller become aware thereof, Seller shall advise Buyer of any request received by Seller for nonpublic information which Seller reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. Seller shall keep Buyer informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

        (c)   Seller shall, and shall cause its Subsidiaries directors, officers, employees and Representatives to immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and will use and cause to be used all commercially reasonable best efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

        (d)   Nothing contained in this Agreement shall prevent a Party or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

8.3   [Reserved].

8.4   Consents of Regulatory Authorities.

        The Parties hereto shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to contemplation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

8.5   Agreement as to Efforts to Consummate.

        Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

8.6   Investigation and Confidentiality.

        (a)   Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, Seller shall permit Buyer's senior officers and independent auditors to meet with the senior officers of Seller, including officers responsible for the Seller Financial Statements, the internal controls of Seller and the disclosure controls and procedures of Seller and Seller's independent public accountants, to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

        (b)   In addition to the Parties' respective obligations under the Confidentiality Agreement and the Buyer Confidentiality Agreement, which are hereby reaffirmed, and incorporated by reference herein, each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

        (c)   Seller shall use its reasonable efforts to exercise, and shall not waive any of, its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Seller to preserve the confidentiality of the information relating to the Seller Entities provided to such Persons and their Affiliates and Representatives.

        (d)   Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

8.7   Press Releases.

        Prior to the Effective Time, Seller and Buyer shall consult with each other as to the form and substance of any press release, communication with Seller Shareholders, or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

8.8   Charter Provisions.

        Each Seller Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Articles of Association, Bylaws or other governing instruments of any Seller Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Seller Entity that may be directly or indirectly acquired or controlled by them.

8.9   Employee Benefits and Contracts.

        (a)   Following the Effective Time, Buyer shall provide generally to officers and employees of the Seller Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Buyer Common Stock), including Buyer's severance plan, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Buyer Entities to their similarly situated officers and employees; provided however that with respect to severance only, for the first six months following the Effective Time, Buyer will honor Seller's severance policy for Seller employees as set forth in Section 8.9(a) of the Seller Disclosure Memorandum; provided further that after such six month period, Seller employees will receive severance benefits under Buyer's severance plan. In no event will Buyer pay severance benefits to Seller employees under both Seller's severance policy and Buyer's severance plan. For purposes of participation, vesting and benefit accrual under Buyer's employee benefit plans, the service of the employees of the Seller Entities prior to the Effective Time shall be treated as service with a Buyer Entity participating in such employee benefit plans; provided that employees of Seller Entity are not eligible to participate in Buyer retirement plans that are defined benefit plans for a one year period following the Effective Time and such employees will not receive any credit for prior service in connection with such defined benefit plans. Seller shall terminate its Employee Benefit Plans effective immediately prior to the Effective Time.

        (b)   Simultaneously herewith, Frank W. Wingate shall have entered into an Employment Agreement with the Buyer ("Employment Agreement") in the form of Exhibit B, which shall become effective at the Effective Time. Simultaneously herewith, Lamar Simpson shall have entered into a consulting agreement (the "Consulting Agreement") with the Buyer in the form of Exhibit C, which shall become effective at the Effective Time. At the Effective Time, the existing written employment agreements as of the date hereof, set forth in Section 8.9(b) of the Seller Disclosure Memorandum, between any of such Persons and the Seller or Bank shall terminate and have no further force or effect; provided, however, that any cash payments required to be made to the employees as a result of this Agreement or the Merger shall be paid as provided under such existing written agreements, the letter agreement between Seller and Messr. Simpson, the Employment Agreement and the Consulting Agreement each as provided to Buyer prior to the execution of this Agreement.

        (c)   Upon the execution of this Agreement, each of Seller's directors shall execute and deliver restrictive covenant agreements with Seller or Buyer or any Buyer Entity that restrict certain activities within Greenville or Spartanburg Counties, South Carolina, upon terms and conditions in the form and substance set forth in Exhibit D (the "Director's Agreements").

8.10    Indemnification.

        (a)   For a period of six years after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Seller Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Seller or, at Seller's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the SCBCA, Section 402 of the Sarbanes-Oxley Act, the Securities Laws and FDIC Regulations. Part 359 and by Seller's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Buyer Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Buyer and the Indemnified Party.

        (b)   Buyer shall, or shall cause the Surviving Corporation to, use its reasonable efforts (and Seller shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of up to six years after the Effective Time Seller's existing directors' and officers' liability insurance policy (provided that Buyer or the Surviving Corporation may substitute therefor (i) policies of substantially the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Seller given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that none of Seller, Buyer nor the Surviving Corporation shall be obligated to make aggregate premium payments longer than six years in respect of such policy (or coverage replacing such policy) and which exceed, for the portion related to Seller's directors and officers, $40,000 on Seller's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Buyer or the Surviving Corporation shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount, but shall not be obligated to maintain any insurance coverage to the extent the cost of such coverage exceeds the Maximum Amount.

        (c)   Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.10, upon learning of any such Liability or Litigation, shall promptly notify Buyer and the Surviving Corporation thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof and neither Buyer nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither Buyer nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Buyer's Entities and their respective directors, officers and controlling persons, employees, agents and Representatives; and provided, further, that neither Buyer nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

        (d)   If Buyer or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume the obligations set forth in this Section 8.10.

        (e)   The provisions of this Section 8.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1   Conditions to Obligations of Each Party.

        The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

        (a)   Shareholder Approval.    The shareholders of Seller shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law and by the provisions of Seller's Articles of Association and Bylaws.

        (b)   Regulatory Approvals.    All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, the Buyer would not, in its reasonable judgment, have entered into this Agreement.

        (c)   Consents and Approvals.    Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as applicable. Seller shall have obtained the Consents listed in Section 9.1(c) of the Seller Disclosure Memorandum, including Consents from the lessors of each office leased by Seller, if any. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

        (d)   Legal Proceedings.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

9.2   Conditions to Obligations of Buyer.

        The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 11.6(a):

        (a)   Representations and Warranties.    For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Seller set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Seller set forth in this Agreement (including the representations and warranties set forth in Section 5.3) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Seller Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

        (b)   Performance of Agreements and Covenants.    Each and all of the agreements and covenants of Seller to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

        (c)   Certificates.    Seller shall have delivered to Buyer (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to Seller and in Sections 9.2(a), 9.2(b), 9.2(g) and 9.2(h) have been satisfied, and (ii) certified copies of resolutions duly adopted by Seller's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

        (d)   Legal Opinions.    Buyer shall have received legal opinions from Seller's counsel in form and substance reasonably satisfactory to Buyer and its counsel.

        (e)   Claims Letters and Director's Agreements.    Each of the directors and officers of Seller shall have executed and delivered to Buyer Claims Letters in the form of Exhibit E hereto; each director of Seller shall have executed and delivered to Buyer the Director's Agreement. The Support Agreements, Employment Agreement and Consulting Agreement shall have been executed and delivered.

        (f)    Notices of Dissent.    Shareholders holding greater than 10.0% of the outstanding Seller Common Stock shall not have given notice of their intent to exercise their statutory right to dissent with respect to the Merger.

        (g)   Closing Shareholders' Equity; Allowance.    At the Effective Time, Closing Shareholders' Equity shall not be less than $7,900,000. As of the Effective Time, the Allowance shall not be less than the amount required by Sections 5.9 and 7.1(d) herein.

        (h)   No Material Adverse Effect.    As of the Effective Time, there shall not have occurred any Seller Material Adverse Effect since the September 30, 2004 balance sheets with respect to Seller or the Bank.

9.3   Conditions to Obligations of Seller.

        The obligations of Seller to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seller pursuant to Section 11.6(b):

        (a)   Representations and Warranties.    For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

        (b)   Performance of Agreements and Covenants.    Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

        (c)   Certificates.    Buyer shall have delivered to the Seller (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as it relates to Buyer and in Sections 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Seller and its counsel shall request.

        (d)   Payment Merger Consideration.    Buyer shall pay the Merger Consideration as provided by this Agreement.

ARTICLE 10
TERMINATION

10.1    Termination.

        Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Seller, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a)   By mutual written agreement of Buyer and Seller; or

        (b)   By either Party (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 9.2 or 9.3 as applicable; or

        (c)   By either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable, or (iii) the shareholders of Seller fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at Seller's Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

        (d)   By either Party in the event that the Merger shall not have been consummated by June 30, 2005, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(d); or

        (e)   By Buyer in the event that (i) the Board of Directors of Seller, shall have failed to reaffirm its approval upon Buyer's request for such reaffirmation of the Merger and the transactions contemplated by this Agreement (to the exclusion of any other Acquisition Proposal), or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of Seller shall have failed to include in the Proxy Statement its recommendation, without modification or qualification, that Seller shareholders give the Seller Shareholder Approval or shall have withdrawn, qualified or modified, or proposed publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the recommendation of such Board of Directors to Seller shareholders that they give the Seller Shareholder Approval, or (iii) the Board of Directors of Seller shall have affirmed, recommended or authorized entering into any Acquisition Transaction other than the Merger or, within 10 business days after commencement of any tender or exchange offer for any shares of Seller Common Stock, the Board of Directors of Seller shall have failed to recommend against acceptance of such tender or exchange offer by its shareholders or shall have taken no position with respect to the acceptance of such tender or exchange offer by its shareholders, or (iv) the Board of Directors of Seller negotiates or authorizes the conduct of negotiations, which shall not include the delivery of notice under Section 8.1(c) hereof, (and five business days have elapsed without such negotiations being discontinued) with a third party (it being understood and agreed that "negotiate" shall not be deemed to include the provision of information to, or the request and receipt of information from, any Person that submits an Acquisition Proposal or discussions regarding such information for the sole purpose of ascertaining the terms of such Acquisition Proposal and determining whether the board of directors will in fact engage in, or authorize, negotiations) regarding an Acquisition Proposal other than the Merger; or

        (f)    By Seller, (provided, that Seller is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), if prior to the adoption of this Agreement by the affirmative vote of the holders of the requisite number of the outstanding shares of Seller Common Stock entitled to vote thereon at the Seller Shareholders' Meeting, the Board of Directors of Seller has (x) withdrawn or modified or changed its recommendation or approval of this Agreement in a manner adverse to Buyer in order to approve and permit Seller to accept a Superior Proposal and (y) determined, after consultation with, and the receipt of advice from outside legal counsel to Seller, that the failure to take such action as set forth in the preceding clause (x) would be likely to result in a breach of the Board of Directors' fiduciary duties under applicable Law, provided, however, that at least 2 business days prior to any such termination, Seller shall, and shall cause its advisors to, negotiate with Buyer, if Buyer elects to do so, to make such adjustments in the terms and conditions of this Agreement as would enable Seller to proceed with the transactions contemplated herein on such adjusted terms.

10.2    Effect of Termination.

        In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 8.6, 10.2, 10.3, 11.2 and 11.3 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

10.3    Termination Fee.

        (a)   If under either of the following circumstances:

            (i)  Seller terminates this Agreement pursuant to Section 0 of this Agreement and within 12 months of such termination (A) an Acquisition Proposal or Acquisition Transaction has been announced by Seller, or in cooperation with Seller, with respect to any Seller Entity or (B) an Acquisition Agreement with respect to an Acquisition Transaction has been entered into with respect to Seller or any Seller Entity; or

           (ii)  Buyer shall terminate this Agreement pursuant to 10.1(e)(i)-(v);

then Seller shall promptly pay to Buyer an amount equal to $1,000,000 (the "Termination Fee") upon the earlier of such announcement or the entry into such Acquisition Agreement or the date of any announcement or statement with respect to any Acquisition Proposal by Seller or its Board of Directors, other than a recommendation for approval of the Merger; provided, however, that in connection with a termination pursuant to Section 10.1(e)(i) only, the Termination Fee shall be paid when the Acquisition Transaction is consummated, as opposed for the others to be paid at the time of termination. Seller hereby waives any right to set-off or counterclaim against such amount. If the Termination Fee shall be payable pursuant to subsection (a)(i) of this Section 10.3, the Termination Fee shall be paid in same-day funds at or prior to the earliest of the date of consummation of such Acquisition Transaction, or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction or the date of any announcement or statement with respect to any Acquisition Proposal by Seller or its Board of Directors, other than a recommendation for approval of the Merger. If the Termination Fee shall be payable pursuant to subsection (a)(ii) of this Section 10.3, the Termination Fee shall be paid in same-day funds upon the earlier of (i) the execution of an Acquisition Agreement with respect to such Acquisition Transaction or the date of any announcement or statement with respect to any Acquisition Proposal by Seller or its Board of Directors, other than a recommendation for approval of the Merger or (ii) two business days from the date of termination of this Agreement.

        (b)   The Parties acknowledge that the agreements contained in Section 10.3(a) are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement. Accordingly, if Seller fails to pay promptly any fee payable by it pursuant to this Section 10.3, then Seller shall pay to Buyer, its reasonable costs and expenses (including reasonable attorneys' fees and charges) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.

        (c)   Notwithstanding anything herein to the contrary, in no event shall the aggregate amount that Seller must pay to Buyer pursuant to Section 10.3(a) above exceed $1,000,000.

10.4    Non-Survival of Representations and Covenants.

        Except for Article 3 and Article 4, Sections 8.9 and 8.10, and this Article 10, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

ARTICLE 11
MISCELLANEOUS

11.1    Definitions.

        (a)   Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "Acquisition Proposal" means any proposal (whether communicated to Seller or publicly announced to Seller's shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction involving Seller or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute 10% or more of the consolidated assets of Seller as reflected on Seller's consolidated statement of condition prepared in accordance with GAAP.

          "Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from Seller by any Person or Group (other than Buyer or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of Seller or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Buyer or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of Seller or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than 90% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 5% or more of the assets of Seller; or (iii) any liquidation or dissolution of Seller.

          "Affiliate" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Assets" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Bank" means New Commerce Bank, N.A., a national banking association and a wholly owned Subsidiary of Seller.

          "BHC Act" means the federal Bank Holding Company Act of 1956, as amended.

          "Buyer Confidentiality Agreement" means the Confidentiality Agreement between Seller and Buyer, dated December 14, 2004.

          "Buyer Disclosure Memorandum" means the written information entitled "SCBT Financial Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Seller describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Buyer Entities" means, collectively, Buyer and all Buyer Subsidiaries.

          "Buyer Financial Statements" means (i) the consolidated balance sheets of Buyer as of September 30, 2004, and as of December 31, 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the periods ended September 30, 2004, and for each of the three fiscal years ended December 31, 2003, as filed in amended form by Buyer in Exchange Act Documents, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to September 30, 2004.

          "Buyer Material Adverse Effect" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, property, business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that "Buyer Material Adverse Effect" shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior written Consent of Seller in contemplation of the transactions contemplated hereby, or (D) the direct effects of compliance with this Agreement on the operating performance of Buyer.

          "Buyer Subsidiaries" means the Subsidiaries of Buyer, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

          "Closing Date" means the date on which the Closing occurs.

          "Closing Shareholders' Equity" means Seller's shareholders' equity as of the Effective Time, with the following adjustments taken into account: including (i) net income or losses since September 30, 2004, and (ii) provisions for loan and credit losses necessary or appropriate under GAAP and the standards of applicable Regulatory Authorities; but excluding (i) unrealized gains and losses on securities since September 30, 2004, (ii) the reasonable fees and expenses incurred by Seller to pay Seller's Financial Advisor's fees disclosed in the Seller Disclosure Memorandum,

  (iii) the reasonable fees and expenses of Seller's counsel in connection with the Merger, (iv) the printing, mailing and proxy solicitation materials incurred in connection with the Shareholders' Meeting, (v) the cash payments to Messrs. Wingate and Simpson described in Section 8.9(b) hereof, and (vi) such other reasonable expenses incurred directly as a result of compliance with the terms and conditions of this Agreement and the Merger, as Buyer and Seller may mutually agree upon in writing.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Commission" or "SEC" means the United States Securities and Exchange Commission.

          "Commissioner" means the South Carolina Commissioner of Banking.

          "Confidentiality Agreement" means the Confidentiality Agreement, dated October 28, 2004, between Seller and Buyer. "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Default" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

          "Employee Benefit Plan" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

          "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. 11001 et seq.); (iv) the Clean Air Act (42 U.S.C. 7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (v) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i)—(iv) of this subparagraph; (vii) any amendments to the statues, laws or ordinances listed in parts (i)—(vi) of this subparagraph, regardless of whether in existence on the date hereof, (viii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i)—(vii) of this subparagraph; and (ix) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters. and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with a Seller Entity would be treated as a single employer under Code Section 414 or would be deemed a single employer within the meaning of Sections.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Act Documents" means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Exhibits" means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto

          "FDIC" shall mean the Federal Deposit Insurance Corporation.

          "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Atlanta.

          "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

          "Governmental Authority" shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

          "Group" shall mean two or more Persons acting in concert for the purpose of acquiring, holding or disposing of securities of an issuer.

          "Hazardous Material" shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words "Hazardous Material" shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

          "Intellectual Property" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

          "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry by the chairman, president, or chief financial officer, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

          "Law" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

          "Litigation" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          "Material" or "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "OCC" means the federal Office of the Comptroller of the Currency.

          "Operating Property" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

          "Participation Facility" means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" means Seller, Buyer or Bank and "Parties" means two or more of such Persons.

          "Permit" means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Person" means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Proxy Statement" means the proxy statement used by Seller to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

          "Regulatory Authorities" means, collectively, the Commission, the Nasdaq National Market, the NASD, the OCC, the FDIC, the Department of Justice, and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its Subsidiaries.

          "Representative" means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

          "SCBCA" means the South Carolina Business Corporation Act of 1988, as mended.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Laws" means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Seller Common Stock" means the $0.01 par value common stock of Seller.

          "Seller Disclosure Memorandum" means the written information entitled "New Commerce Bancorp Disclosure Memorandum" delivered prior to the date of this Agreement to Buyer describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "Seller Entities" means, collectively, Seller and all Seller Subsidiaries.

          "Seller Financial Advisor" means Triangle Capital Partners, LLC.

          "Seller Financial Statements" means (i) the balance sheets (including related notes and schedules, if any) of Seller as of September 30, 2004, and as of December 31, 2003, and the related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three and nine months ended September 30, 2004, and for each of the three fiscal years ended December 31, 2003, as filed by Seller in its Exchange Act Documents, and (ii) the balance sheets of Seller (including related notes and schedules, if any) and related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents filed with respect to periods ended subsequent to September 30, 2004.

          "Seller Material Adverse Effect" means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse effect on (i) the management team, financial position, property, business, assets or results of operations of Seller and its Subsidiaries, taken as a whole, or (ii) the ability of Seller to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that "Seller Material Adverse Effect" shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, or (C) actions and omissions of Seller (or any of its Subsidiaries) taken with the prior written Consent of Buyer in contemplation of the transactions contemplated hereby, or (D) the direct effects on the operating performance of Seller of the merger-related expenses excluded in the calculation of Closing Shareholders' Equity or compliance with Section 7.1(d).

          "Seller Subsidiaries" means the Subsidiaries, if any, of Seller, as of the date of this Agreement, Seller has only one Subsidiary, New Commerce Bank, N.A.

          "Seller Warrants" means the Warrants issued by Seller prior to the date of this Agreement entitling the holders to purchase up to 90,000 shares of Seller Common Stock at a weighted averaged exercise price of $10.00.

          "Shareholders' Meeting" means the meeting of Seller's shareholders of to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

          "South Carolina Board" means the South Carolina State Board of Financial Institutions.

          "Subsidiaries" means all those corporations, banks associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "Superior Proposal" means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, the Seller Entities and (ii) with respect to which the Board of Directors of Seller (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to Seller's shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Seller, after obtaining the advice of Seller's Financial Advisor, the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal).

          "Surviving Corporation" means Buyer as the surviving corporation resulting from the Merger.

          "Tax" or "Taxes" means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

          "Tax Return" means any report, return, information return, or other information required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Taxing Authority" means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

        (b)   The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Term	Page
Acquisition Agreement	26
Agreement	1
Allowance	11
Articles of Merger	1
BHCA	5
Buyer	1
Buyer Exchange Act Reports	21
CERCLA	Section 11.1(a	)
Certificates	3
Closing	1
Consulting Agreement	30
Derivative Contract	18
Director's Agreements	30
DOL	15
Effective Time	2
Exchange Agent	4
Excluded Shares	3
Federal Reserve	1
Indemnified Party	30
Individually Identifiable Personal Information	18
IRS	15
Maximum Amount	31
Merger	1
OCC	1
RCRA	Section 11.1(a	)
Seller	1
Seller Benefit Plans	15
Seller Contracts	18
Seller ERISA Plan	15
Seller Exchange Act Reports	7
Seller Pension Plan	15
Seller Shareholder Approval	26
Seller Warrant	3
South Carolina Board	1
Subsequent Determination	27
Support Agreements	1
Takeover Laws	19
Termination Fee	Section 10.3(a)(ii	)
WARN Act	Section 5.13(c	)
Warrantholder	3

        (c)   Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation", and such terms shall not be limited by enumeration or example.

11.2    Expenses.

        Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of Seller, shall be paid at Closing and prior to the Effective Time.

11.3    Brokers and Finders.

        Except for Triangle Capital Partners, LLC as to Seller and except for Sandler O'Neill & Partners, L.P. as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by Seller or by Buyer, each of Seller and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. Seller has provided a copy of the Triangle Capital Partners, LLC engagement letter and expected fee for its services as Section 11.3 of the Seller Disclosure Memorandum and shall pay all amounts due thereunder at Closing and prior to the Effective Time.

11.4    Entire Agreement.

        Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.9 and 8.10.

11.5    Amendments.

        To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Seller Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of Seller Common Stock.

11.6    Waivers.

        (a)   Prior to or at the Effective Time, Buyer, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Seller, to waive or extend the time for the compliance or fulfillment by Seller of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

        (b)   Prior to or at the Effective Time, Seller, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Seller under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Seller.

        (c)   The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7    Assignment.

        Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

11.8    Notices.

        All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Buyer:	SCBT Financial Corporation P.O. Box 1030 Columbia, SC 29202 Facsimile Number: (803) 765-1966 Attention: Robert R. Hill, Jr.
Copy to Counsel:	Alston & Bird LLP One Atlantic Center 1201 W. Peachtree Street, NE Atlanta, GA 30309-3424 Facsimile Number: (404) 253-8272 Attention: Ralph F. MacDonald, III
Seller:	New Commerce BanCorp 501 New Commerce Court Greenville, South Carolina 29067 Facsimile Number: (864) 281-0890 Attention: Frank W. Wingate
Copy to Counsel:	Nelson Mullins Riley & Scarborough LLP 104 South Main Street, Suite 900 Greenville, SC 29601 Facsimile Number: (864) 250-2359 Attention: Neil Grayson

11.9    Governing Law.

        Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of South Carolina. The Parties all expressly agree and acknowledge that the State of South Carolina has a reasonable relationship to the Parties and/or this Agreement. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

11.10    Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11    Captions; Articles and Sections.

        The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

11.12    Interpretations.

        Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

11.13    Enforcement of Agreement.

        The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.14    Severability.

        Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[Signatures on Next Page]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SCBT FINANCIAL CORPORATION (BUYER)
By:	/s/ ROBERT R. HILL, JR. Robert R. Hill, Jr. President and Chief Executive Officer
NEW COMMERCE BANCORP (SELLER)
By:	/s/ FRANK W. WINGATE, JR. Frank W. Wingate President and Chief Executive Officer

AMENDMENT NO. 1 TO AGREEMENT
AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), effective as of January 20, 2005, amends that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 16, 2004, by and between SCBT Financial Corporation, a South Carolina corporation ("Buyer") and New Commerce BanCorp, a South Carolina corporation ("Seller").

        WHEREAS, Buyer and Seller are parties to the Merger Agreement;

        WHEREAS, the parties wish to amend the Merger Agreement as provided herein;

        WHEREAS, pursuant to Section 1.4 of the Merger Agreement, Buyer has the right to revise the structure of the Merger contemplated by the Merger Agreement by merging Seller with and into a wholly-owned subsidiary of Buyer, provided, that no such revision to the structure of the Merger shall result in (i) any changes in the amount or type of the consideration which the holders of share of Seller Common Stock or Seller Rights are entitled to receive under the Merger Agreement, or (ii) would unreasonably impede or delay consummation of the Merger.

        NOW, THEREFORE, in consideration of the above and the agreements set forth herein, the parties agree as follows:

  1.
  The text of Section 1.1 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

    "1.1  Merger

      (a)
      First Step Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, SCBT Interim Corporation ("SCBT Interim"), a South Carolina corporation and wholly owned subsidiary of South Carolina Bank and Trust, N.A., ("SCBT Bank") shall be merged with and into Seller in accordance with the applicable provisions of the South Carolina Business Corporation Act ("SCBCA") and the National Bank Act and with the effect provided therein. Seller shall be the Surviving Corporation resulting from the Merger, shall continue to be governed by the Laws of the State of South Carolina and shall operate under the name "New Commerce BanCorp." This First Step Merger shall be consummated pursuant to the terms and conditions of this Agreement and the First Step Plan of Merger in substantially the form of Exhibit 1, which has been approved and adopted by the Boards of Directors of SCBT Interim and Seller.

      (b)
      Second Step Merger. Subject to the terms and conditions of this Agreement and the Second Step Plan of Merger, immediately subsequent to the First Step Merger and on the same day, Seller shall be merged with and into SCBT Bank in accordance with the applicable provisions of the SCBCA and the National Bank Act and with the effect provided therein. SCBT Bank shall be the Surviving Entity resulting from the Second Step Merger and shall continue to be a national banking association governed by the laws of the United States. The Second Step Merger shall be consummated pursuant to the terms and conditions of this Agreement and the Second Step Plan of Merger, in substantially the form of Exhibit 2, which has been approved and adopted by the Board of Directors of Seller and SCBT Bank.

      (c)
      Third Step Merger. Subject to the terms and conditions of this Agreement and the Third Step Plan of Merger, immediately subsequent to the Second Step Merger and on the same day as the First Step Merger and the Second Step Merger, New Commerce Bank shall be merged with and into SCBT Bank in accordance with the applicable provisions of the National Bank Act and with the effect provided therein.

        SCBT Bank shall be the Surviving Entity resulting from the Third Step Merger and shall continue to be a national banking association governed by the laws of the United States. The third Step Merger shall be consummated pursuant to the terms and conditions of this Agreement and the Third Step Plan of Merger, in substantially the form of Exhibit 3, which has been approved and adopted by the Board of Directors of New Commerce Bank and SCBT Bank."

  2.
  The text of Section 1.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following:

    "1.3  Effective Time.  The First Step, the Second Step Merger, and the Third Step Merger and other transactions contemplated by this Agreement shall become effective on the same date and simultaneously but in the sequence provided in Section 1.1 (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five business days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Seller approve this Agreement to the extent such approval is required by applicable Law or such later date within 30 days thereof as may be specified by Buyer."

  3.
  The Amendment may be executed in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Capitalized terms used, but not defined in this Amendment shall have the meaning assigned to them in the Merger Agreement. Any counterpart executed and delivered by facsimile shall have the same force and effect as a manually signed original.

  4.
  Regardless of any conflict of law or choice of law principles that might otherwise apply, the parties agree that this Amendment shall be governed by and construed in all respects in accordance with the laws of the State of South Carolina.

  5.
  Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect as is hereby ratified and confirmed.

        IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SCBT FINANCIAL CORPORATION
By:	/s/ ROBERT R. HILL, JR. Robert R. Hill, Jr. President and Chief Executive Officer
NEW COMMERCE BANCORP
By:	/s/ FRANK W. WINGATE Frank W. Wingate President and Chief Executive Officer

Title 33—Corporations, Partnerships and Associations

CHAPTER 13.
DISSENTERS' RIGHTS
ARTICLE 1.
RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-13-101.    Definitions.

In this chapter:

        (1)   "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (2)   "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

        (3)   "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

        (4)   "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

        (5)   "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (6)   "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

        (7)   "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102.    Right to dissent.

        (A)  A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

          (1)   consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

          (2)   consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

          (3)   consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

          (4)   an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)  alters or abolishes a preferential right of the shares;

             (ii)  creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

            (iii)  alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

            (iv)  excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

             (v)  reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104;

          (5)   any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

          (6)   the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

          (7)   the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

        (B)  Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103.    Dissent by nominees and beneficial owners.

        (a)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

        (b)   A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2.
PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-13-200.    Notice of dissenters' rights.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

        (b)   If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210.    Notice of intent to demand payment.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

        (b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220.    Dissenters' notice.

        (a)   If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

        (b)   The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

          (1)   state where the payment demand must be sent and where certificates for certificated shares must be deposited;

          (2)   inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

          (3)   supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

          (4)   set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

          (5)   be accompanied by a copy of this chapter.

SECTION 33-13-230.    Shareholders' payment demand.

        (a)   A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights)

acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

        (b)   The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

        (c)   A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240.    Share restrictions.

        (a)   The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

        (b)   The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250.    Payment.

        (a)   Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

        (b)   The payment must be accompanied by:

          (1)   the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2)   a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          (3)   an explanation of how the interest was calculated;

          (4)   a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

          (5)   a copy of this chapter.

SECTION 33-13-260.    Failure to take action.

        (a)   If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

        (b)   If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270.    After-acquired shares.

        (a)   A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

        (b)   To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION 33-13-280.    Procedure if shareholder dissatisfied with payment or offer.

        (a)   A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

          (1)   dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

          (2)   corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

          (3)   corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

        (b)   A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3.
JUDICIAL APPRAISAL OF SHARES

SECTION 33-13-300.    Court action.

        (a)   If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        (b)   The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

        (c)   The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

        (d)   The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        (e)   Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310.    Court costs and counsel fees.

        (a)   The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

        (b)   The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1)   against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

          (2)   against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

        (c)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        (d)   In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

February 10, 2005

Board of Directors
New Commerce BanCorp
501 New Commerce Court
Greenville, SC 29607

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders ("Holders") of the common stock (the "Shares") of New Commerce BanCorp ("New Commerce") of the Per Share Purchase Price to be paid by SCBT Financial Corporation ("SCBT") in connection with the proposed merger (the "Merger") between New Commerce and SCBT. The Merger will be completed pursuant to the Agreement and Plan of Merger dated December 16, 2004 by and between New Commerce and SCBT (the "Agreement").

        Under the terms of the Agreement, at the Effective Time, each of the outstanding Shares will be converted into the right to receive cash in the amount of $18.00 per share without interest (the "Per Share Purchase Price"). Pursuant to the Agreement, New Commerce will be merged into SCBT.

        In arriving at our fairness opinion, we have reviewed certain publicly available business, financial and stockholder information relating to SCBT and its subsidiaries and to New Commerce and its subsidiary. In addition, we have reviewed certain financial information provided to us by both SCBT and New Commerce pertaining to their respective businesses and financial condition.

        In connection with the foregoing, we have (i) reviewed the Agreement, (ii) SCBT's Annual Report, Proxy Statement, and Form 10-K for the three calendar years ended December 31, 2003, 2002 and 2001, and SCBT's quarterly reports on Form 10-Q for the trailing three calendar quarters through September 30, 2004, (iii) New Commerce's Annual Report, Proxy Statement, and Form 10-K for the three calendar years ended December 31, 2003, 2002 and 2001, and New Commerce's quarterly reports on Form 10-Q for the trailing three calendar quarters through September 30, 2004. We reviewed certain internal financial information and financial forecasts relating to the business, earnings, cash flows, assets and prospects of New Commerce furnished to us by New Commerce. We have discussed New Commerce's past and current results of operations, its current financial condition and management's opinion of its future prospects with members of New Commerce's senior management, including without limitation, its outside accountants and legal advisors. We have also reviewed the historical record of reported prices, trading activity and dividend payments for New Commerce. We have compared the reported financial terms of selected recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate under the circumstances.

        For purposes of this opinion, we have assumed and relied on, without independent verification, the accuracy and completeness of the material furnished to us by New Commerce and SCBT and the material otherwise made available to us, including information from published sources, and we have not independently verified such data. With respect to the financial information, including forecasts we received from New Commerce, we assumed (with your consent) that it had been reasonably prepared reflecting the best currently available estimates and good faith judgment of the management of New Commerce. In addition, we have not made or obtained any independent appraisals or valuations of the

C-1

Board of Directors
New Commerce BanCorp
February 10, 2005

assets or liabilities, and potential and/or contingent liabilities of SCBT or New Commerce. We have further relied on the assurances of management of SCBT and New Commerce that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might produce a per share purchase price for New Commerce or its Holders in an amount in excess of that contemplated in the Merger (and New Commerce has informed us that no alternative transaction is, and we are not otherwise aware of any alternative transaction that is, currently being contemplated by New Commerce).

        In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement. We have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the ability of New Commerce and SCBT to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and have been evaluated by us on the date hereof.

        We have acted as financial advisor to New Commerce in connection with the Merger and will receive a fee for such services, including a fee that is contingent upon consummation of the Merger. In addition, New Commerce has agreed to indemnify us for certain liabilities arising out of our engagement by New Commerce in connection with the Merger.

        This opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or part), to any third party or in any manner of for any purpose whatsoever without our prior written consent, although this opinion may be (i) furnished to SCBT for inspection purposes only, provided however, that such consent to provide SCBT with a copy of this opinion is based on the condition that each of New Commerce and SCBT have acknowledged and agreed that SCBT is not authorized to and shall not rely on this opinion, and (ii) included in its entirety in the proxy statement of New Commerce used to solicit stockholder approval of the Merger so long as any description of or reference to us or this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to revise or reaffirm this opinion. The opinion does not in any matter address the prices at which the capital stock of New Commerce or any of its respective affiliates has traded in the past. It is understood that this letter is directed to the Board of Directors of New Commerce in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any Holder as to how such Holder should vote with respect to the Merger.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the Per Share Purchase Price to be paid by SCBT in the Merger is fair, from a financial point of view, to the Holders of Shares of New Commerce.

Very truly yours,
TRIANGLE CAPITAL PARTNERS, LLC

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REVOCABLE PROXY

NEW COMMERCE BANCORP
501 New Commerce Court
Greenville, South Carolina 29607

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Frank W. Wingate and R. Lamar Simpson, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of New Commerce BanCorp held of record by the undersigned on February 3, 2005 at the Special Meeting of Shareholders of New Commerce BanCorp to be held at Holly Tree Country Club, 500 Golf Club Drive, Simpsonville, S.C. 29681 at 4:00 p.m. on March 23, 2005, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals described below:

1.
APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated December 16, 2004, as amended effective January 20, 2005, between New Commerce BanCorp and SCBT Financial Corporation.

    ☐ FOR                                                 ☐ AGAINST                                                 ☐ ABSTAIN

2.
AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING: In the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. If you do not make a selection below, the proxy will be voted to grant authority to adjourn.

    ☐ FOR                                                 ☐ AGAINST                                                 ☐ ABSTAIN

3.
OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
SIDE AND RETURN IN THE BUSINESS REPLY ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND BE VOTED TO GRANT AUTHORITY TO ADJOURN. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF NEW COMMERCE BANCORP A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:	2005
Signature
Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.

QuickLinks

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
THE SPECIAL MEETING OF SHAREHOLDERS
PROPOSAL NO. 1—THE MERGER
PROPOSAL NO. 2—AUTHORIZATION TO ADJOURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUBMISSION OF SHAREHOLDER PROPOSALS
AGREEMENT AND PLAN OF MERGER
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
Title 33—Corporations, Partnerships and Associations